                                                                    EXHIBIT 99.3



                                                                [EXECUTION COPY]
================================================================================


                                  $800,000,000

                                CREDIT AGREEMENT

                          dated as of February 10, 2000

                                      among

                       FIDELITY NATIONAL FINANCIAL, INC.,
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                          as the Administrative Agent,

                             CHASE SECURITIES INC.,
                            as the Syndication Agent,

                      MORGAN STANLEY SENIOR FUNDING, INC.,
                           as the Documentation Agent,

                                    PARIBAS,
                         as the Co-Documentation Agent,

                                       and

                VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS
                        FROM TIME TO TIME PARTIES HERETO,
                                 as the Lenders.


                         ------------------------------



                         BANC OF AMERICA SECURITIES LLC,
                     AS LEAD ARRANGER AND SOLE BOOK MANAGER,

                                       AND

                             CHASE SECURITIES INC.,
                              AS CO-LEAD ARRANGER.


================================================================================

                                TABLE OF CONTENTS

Section                                                                                    Page
-------                                                                                    ----
                                           ARTICLE I

                                          DEFINITIONS

        1.1.  Certain Defined Terms..........................................................2
        1.2.  Other Interpretive Provisions.................................................30
        1.3.  Accounting Principles.........................................................31

                                          ARTICLE II

                                         THE CREDITS

        2.1.  Amounts and Terms of Commitments..............................................31
               (a)  The Term Credit.........................................................31
               (b)  The Revolving Credit....................................................31
               (c)  The Short Term Revolving Credit.........................................31
        2.2.  Loan Accounts.................................................................32
        2.3.  Procedure for Borrowing.......................................................32
        2.4.  Conversion and Continuation Elections.........................................33
        2.5.  The Swing Line Loans Subfacility..............................................35
               (a)  Swing Line Loans........................................................35
               (b)  Swing Line Loan Procedures..............................................35
               (c)  Refunding of, or Funding of Participations in, Swing Line Loans.........35
               (d)  Repayment of Participations.............................................36
               (e)  Participation Obligations Unconditional.................................36

                                          ARTICLE III

                          PREPAYMENTS, REPAYMENTS, INTEREST AND FEES

        3.1.  Termination or Reduction of Short Term Revolving, Revolving or Swing
                Line Commitments............................................................37
        3.2.  Optional Prepayments..........................................................37
        3.3.  Mandatory Prepayments of Loans................................................38
               (a)  Asset Dispositions......................................................38
               (b)  Applicable Debt Issuance................................................38
               (c)  Equity Issuance.........................................................38
               (d)  Application of Proceeds.................................................38
               (e)  General.................................................................38
               (f)  Interest Periods........................................................39

Section                                                                                    Page
-------                                                                                    ----
        3.4.  Repayment.....................................................................39
               (a)  The Term Credit.........................................................39
               (b)  The Revolving Credit....................................................39
               (c)  The Short Term Revolving Credit.........................................40
        3.5.  Interest......................................................................40
               (a)  Rate....................................................................40
               (b)  Payment Dates...........................................................40
               (c)  Default Rate............................................................40
        3.6.  Fees..........................................................................40
               (a)  Arrangement, Agency Fees; etc...........................................40
               (b)  Commitment Fees.........................................................40
        3.7.  Computation of Fees and Interest..............................................41
        3.8.  Payments by the Borrower......................................................41
        3.9.  Payments by the Lenders to the Administrative Agent...........................42
        3.10.  Sharing of Payments, etc.....................................................42

                                          ARTICLE IV

                            TAXES, YIELD PROTECTION AND ILLEGALITY

        4.1.  Taxes.........................................................................43
        4.2.  Illegality....................................................................45
        4.3.  Increased Costs and Reduction of Return.......................................46
        4.4.  Funding Losses................................................................46
        4.5.  Inability to Determine Rates..................................................47
        4.6.  Notice from Lenders...........................................................47
        4.7.  Change of Lending Office......................................................47
        4.8.  Notice of Certain Costs.......................................................48
        4.9.  Survival......................................................................48
        4.10.  Replacement of Certain Lenders...............................................48

                                           ARTICLE V

                                     CONDITIONS PRECEDENT


        5.1.  Conditions of Initial Credit Extensions.......................................49
               (a)  Credit Agreement........................................................49
               (b)  Organization Documents; Good Standing...................................49
               (c)  Legal Opinions..........................................................49
               (d)  Payment of Fees.........................................................49
               (e)  Subsidiary Guaranty.....................................................50

Section                                                                                    Page
-------                                                                                    ----
               (f)  Solvency Certificate....................................................50
               (g)  Consummation of Transaction.............................................50
               (h)  Closing Balance Sheet...................................................50
               (i)  Other Indebtedness......................................................50
               (j)  Approvals...............................................................51
               (k)  Closing Date Certificate................................................51
               (l)  Unused Commitments......................................................51
               (m)  No Litigation...........................................................51
        5.2.  Conditions to All Credit Extensions...........................................51
               (a)  Notice of Borrowing.....................................................51
               (b)  Continuation of Representations and Warranties..........................52
               (c)  No Existing Default.....................................................52

                                          ARTICLE VI

                                REPRESENTATIONS AND WARRANTIES

        6.1.  Corporate Existence and Power.................................................52
        6.2.  Corporate Authorization; No Contravention; Binding Effect.....................52
        6.3.  Governmental Authorization....................................................53
        6.4.  Litigation....................................................................53
        6.5.  ERISA Compliance..............................................................53
        6.6.  Margin Regulations; Investment Company Act; etc...............................54
        6.7.  Title to Properties...........................................................54
        6.8.  Taxes.........................................................................54
        6.9.  Financial Condition...........................................................55
        6.10.  Environmental Compliance.....................................................55
        6.11.  Copyrights, Patents, Trademarks and Licenses, etc............................56
        6.12.  Subsidiaries.................................................................56
        6.13.  Solvency.....................................................................56
        6.14.  Full Disclosure..............................................................56
        6.15.  Insurance Subsidiaries.......................................................57
        6.16.  Merger Agreement; Representations; Consummation of Transaction...............57
        6.17.  Compliance with Statutes, etc................................................57
        6.18.  Year 2000....................................................................57

                                          ARTICLE VII

                                    AFFIRMATIVE COVENANTS

        7.1.  Financial Statements..........................................................58
        7.2.  Certificates; Other Information...............................................60

Section                                                                                    Page
-------                                                                                    ----
        7.3.  Notices.......................................................................62
        7.4.  Preservation of Corporate Existence, etc......................................63
        7.5.  Maintenance of Property.......................................................63
        7.6.  Insurance.....................................................................63
        7.7.  Payment of Taxes..............................................................63
        7.8.  Compliance with Laws..........................................................64
        7.9.  Compliance with ERISA.........................................................64
        7.10.  Inspection of Property and Books and Records.................................64
        7.11.  Interest Rate Protection Agreements..........................................64
        7.12.  Use of Proceeds..............................................................64
        7.13.  Future Subsidiaries..........................................................64
        7.14.  Merger Agreement.............................................................64
        7.15.  Maintenance of Corporate Separateness........................................65
        7.16.  UTCs.........................................................................65
        7.17.  Debt Rating Downgrade........................................................65

                                         ARTICLE VIII

                                      NEGATIVE COVENANTS

        8.1.  Limitation on Liens...........................................................66
        8.2.  Consolidations and Mergers; Sales of Assets...................................67
        8.3.  Loans, Acquisitions and Investments...........................................69
        8.4.  Limitation on Indebtedness....................................................70
        8.5.  Transactions with Affiliates..................................................72
        8.6.  Restricted Payments...........................................................72
        8.7.  Change in Business............................................................73
        8.8.  Accounting Changes............................................................73
        8.9.  Financial Covenants...........................................................73
        8.10.  Negative Pledges, Restrictive Agreements, etc................................74
        8.11.  ERISA........................................................................74
        8.12.  Modification of Certain Agreements...........................................74
        8.13.  Capital Expenditures.........................................................75

                                          ARTICLE IX

                                      EVENTS OF DEFAULT

        9.1.  Event of Default..............................................................75
               (a)  Non-Payment.............................................................75
               (b)  Representation or Warranty..............................................75
               (c)  Specific Defaults.......................................................75

Section                                                                                    Page
-------                                                                                    ----
               (d)  Other Defaults..........................................................75
               (e)  Cross-Default...........................................................76
               (f)  Insolvency; Voluntary Proceedings.......................................76
               (g)  Involuntary Proceedings.................................................76
               (h)  ERISA...................................................................76
               (i)  Judgments...............................................................77
               (j)  Change of Control.......................................................77
               (k)  Loss of Material License................................................77
               (l) Environmental Damages....................................................77
               (m)  Governmental Action.....................................................77
               (n)  Governmental Action.....................................................78
        9.2.  Remedies......................................................................78
        9.3.  Rights Not Exclusive..........................................................78

                                           ARTICLE X

                                   THE ADMINISTRATIVE AGENT

        10.1.  Appointment and Authorization; "Administrative Agent"........................78
        10.2.  Delegation of Duties.........................................................79
        10.3.  Limitation on Liability of Agent and Agent-Related Persons...................79
        10.4.  Reliance by Agent............................................................80
        10.5.  Notice of Default............................................................80
        10.6.  Credit Decision..............................................................80
        10.7.  Indemnification of Agent and Agent-Related Persons...........................81
        10.8.  Administrative Agent in Individual Capacity..................................81
        10.9.  Successor Administrative Agent...............................................82
        10.10.  Documentation Agent and Co-Documentation Agent..............................82

                                          ARTICLE XI

                                        MISCELLANEOUS

        11.1.  Amendments and Waivers.......................................................83
        11.2.  Notices......................................................................84
        11.3.  No Waiver; Cumulative Remedies...............................................85
        11.4.  Costs and Expenses...........................................................85
        11.5.  Borrower Indemnification.....................................................86
        11.6.  Marshalling; Payments Set Aside..............................................86
        11.7.  Successors and Assigns.......................................................87
        11.8.  Assignments, Participations, etc.............................................87
        11.9.  Confidentiality..............................................................89

Section                                                                                    Page
-------                                                                                    ----
        11.10.  Set-off.....................................................................90
        11.11.  Notification of Addresses, Lending Offices, etc.............................90
        11.12.  Counterparts, Effectiveness.................................................90
        11.13.  Severability................................................................90
        11.14.  No Third Parties Benefited..................................................90
        11.15.  Governing Law and Jurisdiction..............................................91
        11.16.  Waiver of Jury Trial........................................................91
        11.17.  Entire Agreement............................................................91

                                    SCHEDULES

        Schedule 2.1      Commitments
        Schedule 6.3      Governmental Authorizations
        Schedule 6.4      Litigation
        Schedule 6.5      ERISA
        Schedule 6.9      Disclosure of Liabilities
        Schedule 6.12     Subsidiaries
                          Insurance Subsidiaries
                          Material Subsidiaries
                          Subsidiary Guarantors
        Schedule 8.1      Existing Liens
        Schedule 8.2      Merger Related Dispositions
        Schedule 8.3      Existing Investments
        Schedule 8.4      Permitted Indebtedness
        Schedule 8.5      Transactions with Affiliates
        Schedule 11.2     Lending Offices; Addresses for Notices


                                    EXHIBITS

        Exhibit A         Form of Note
        Exhibit B         Form of Notice of Borrowing
        Exhibit C         Form of Notice of Conversion/Continuation
        Exhibit D         Form of Assignment and Acceptance
        Exhibit E         Form of Compliance Certificate
        Exhibit F         Form of Subsidiary Guaranty
        Exhibit G         Form of Solvency Certificate
        Exhibit H         Form of Closing Date Certificate

                                CREDIT AGREEMENT

      CREDIT AGREEMENT, dated as of February 10, 2000, among FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Borrower"), VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS FROM TIME TO TIME PARTIES HERETO (collectively, the "Lenders"; individually, a "Lender"), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, CHASE SECURITIES INC., as syndication agent (in such capacity, the "Syndication Agent") for the Lenders, and MORGAN STANLEY SENIOR FUNDING, INC., as documentation agent (in such capacity, the "Documentation Agent") for the Lenders, and PARIBAS, as co-documentation agent (in such capacity, the "Co-Documentation Agent") for the Lenders.

                              W I T N E S S E T H:

      WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of August 1, 1999, as amended by the amendment thereto dated October 13, 1999 (the "Merger Agreement"), by and between the Borrower and Chicago Title Corporation, a Delaware corporation (the "Company"), the Company will merge (the "Merger") with and into the Borrower, with the Borrower as the surviving corporation;

      WHEREAS, as a result of the Merger, each share of common stock of the Company which is issued and outstanding immediately prior to the effective time of the Merger will (except as provided in the Merger Agreement) be converted into the right to receive a combination of shares of the Borrower's common stock and cash with an aggregate value of $52.00, subject to reduction in certain circumstances described in the Merger Agreement, and, in connection therewith, the Borrower will issue new shares with an aggregate value of not less than $500,000,000 or not less than 40% of the aggregate value of the cash and stock portions of the merger consideration (as determined pursuant to Section 3.1(c) of the Merger Agreement);

      WHEREAS, in order to (a) finance the cash portion of the merger consideration payable by the Borrower to consummate the Merger, (b) refinance certain existing Indebtedness of the Company and the Borrower (the "Refinancing", and together with the Merger and the issuance of new equity referred to above, the "Transaction"), (c) pay costs and expenses related to the Transaction and the transactions contemplated hereby and (d) provide financing for the working capital and other general corporate purposes of the Borrower and its Subsidiaries following the consummation of the Merger, the Borrower has requested that the Lenders make available:

            (a) a Term Commitment (such capitalized term and other capitalized terms used in these recitals without definition to have the meanings set forth in Section 1.1 below) pursuant to which Term Loans in an aggregate principal amount up to $450,000,000 may be borrowed in a single borrowing on the Closing Date;

            (b) a Short Term Revolving Commitment pursuant to which Short Term Revolving Loans in an aggregate principal amount not to exceed the Short Term Revolving Commitment Amount at any time outstanding may be borrowed from time to time from the Closing Date until the Short Term Revolving Commitment Termination Date; and

            (c) a Revolving Commitment pursuant to which (i) Revolving Loans in an aggregate principal amount not to exceed the Revolving Commitment Amount at any time outstanding may be borrowed from time to time from the Closing Date until the Revolving Commitment Termination Date and (ii) as a subfacility of the Revolving Commitment, a Swing Line Commitment would be provided pursuant to which Swing Line Loans in an aggregate principal amount not to exceed the Swing Line Commitment Amount at any time outstanding may be borrowed from time to time from the Closing Date until the Revolving Commitment Termination Date; provided that in no event shall the aggregate principal amount of all Revolving Loans and Swing Line Loans exceed the Revolving Commitment Amount at any one time; and

      WHEREAS, the Lenders are willing to provide such Facilities, but only on and subject to the terms and conditions set forth below;

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1. Certain Defined Terms. The following terms have the following meanings:

      "AAM Distribution" means the distribution of Alleghany Asset Management to Alleghany Corporation by Chicago Title & Trust Company, a wholly owned subsidiary of the Company, in June 1998.

      "Acquired Cash Flow" means, for any period, (a) Available Dividends of any Person or assets acquired by a Restricted Subsidiary which is an Insurance Subsidiary in a Permitted Acquisition during such period, plus (b) EBITDA of any Person or assets acquired by a Restricted Subsidiary which is a non-Insurance Subsidiary in a Permitted Acquisition during such period and available to be paid as dividends to the Borrower under applicable law, in either case as determined on a pro forma basis for such period as if consummation of such Permitted Acquisition occurred on the first day of such period.

      "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a

Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person (other than with a Person that is a Subsidiary); provided that the Borrower or one of its Subsidiaries is the surviving entity.

      "Administrative Agent" means BofA in its capacity as Administrative Agent for the Lenders hereunder and under the other Loan Documents, together with any successor agent appointed in accordance with Section 10.9.

      "Administrative Agent's Payment Office" means the address for payments set forth on Schedule 11.2 or such other address as the Administrative Agent may from time to time specify in writing.

      "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power (a) to vote 10% or more of the Voting Stock of such other Person or (b) to direct or cause the direction of the management and policies of the other Person, whether through the ownership of Equity Interests, by contract or otherwise.

      "Agent-Related Persons" means BofA (and any successor agent appointed in accordance with Section 10.9), the Syndication Agent, the Documentation Agent, the Co-Documentation Agent, the Lead Arranger and the Co-Lead Arranger, together with each of their respective Affiliates, and the officers, directors, employees and agents of such Persons and Affiliates.

      "Agreement" means this Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Annual Statement" means the annual financial statement of any insurance company as required to be filed with the Department, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of such Annual Statements are based on the formats promulgated by the NAIC for 1998 Annual Statements for the applicable type of insurance company. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that recorded in the referenced item in the 1998 Annual Statement of the insurance company.

      "Applicable Debt" means obligations described in clauses (a), (d) or (f) of the definition of Indebtedness contained herein (other than obligations permitted by Section 8.4(f) and (g)).

      "Applicable Margin" means, with respect to the Loans or the Commitment Fee, as of any date, the rate per annum determined pursuant to the following pricing grid:

                                  PRICING GRID

         Senior Unsecured                        Offshore Rate      Base Rate
            Debt Rating        Commitment Fee:      Margin:           Margin:
         ----------------      ---------------   -------------      ---------
      BBB+/Baa1 and above          0.150%            0.75%            0.00%

      BBB/Baa2                     0.200%            1.00%            0.00%

      BBB-/Baa3                    0.250%            1.125%           0.00%

      BBB-/Ba1 or Baa3/BB+         0.275%            1.25%            0.00%

      BB+/Ba1                      0.325%            1.50%            0.25%

      BB/Ba2                       0.375%            1.75%            0.50%

      BB-/Ba3 and below            0.500%            2.00%            0.75%

provided that at any time from and including the Closing Date until the date which is six months after the Closing Date, the Applicable Margin for (a) all Loans shall be 0.25% as to Base Rate Loans and 1.50% as to Offshore Rate Loans and (b) the Commitment Fee shall be 0.375%. At all times that the Applicable Margin is determined by reference to the pricing grid above, (a) in the event the Borrower's Senior Unsecured Debt Ratings are split, except where otherwise expressly set forth in the pricing grid above, the higher rating shall apply;
(b) if the Senior Unsecured Debt Ratings differ by two or more levels, the rating shall be one level above the lesser rating, and (c) changes in the Applicable Margin will take effect simultaneously with each change in the Senior Unsecured Debt Rating.

      "Approved Securities" means fixed maturity securities or preferred stock which are rated as Investment Grade by at least one of the Rating Agencies.

      "Assignment and Acceptance" is defined in Section 11.8(a).

      "Available Dividends" means, for any Test Period, amounts available as of the end of the full Fiscal Year ending prior to the end of such Test Period to be paid by the Insurance Subsidiaries to the Borrower in accordance with the rules and regulations of the applicable Departments as dividends under applicable Law.

      "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

      "Base Rate" means a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA as its "prime rate." Such rate is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

      "BofA" means Bank of America, N.A.

      "Borrower" is defined in the preamble.

      "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Borrower on the same day by the Lenders under Article II, and, in the case of Offshore Rate Loans, having the same Interest Period.

      "Borrowing Date" means any date on which a Borrowing occurs under Section 2.3.

      "Business Day" means (a) any day other than a Saturday, Sunday or other day on which commercial lenders are authorized or required by Law to close, or in fact are closed, in the State where the Administrative Agent's office, as designated on Schedule 11.2 hereto or as otherwise designated to the Borrower and the Lenders from time to time in writing, is located and (b) if the applicable Business Day relates to any Offshore Rate Loan, a Business Day described in the preceding clause (a) on which dealings are also carried on in the applicable offshore Dollar interbank market.

      "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other Law regarding capital adequacy of any Lender or of any corporation controlling a Lender.

      "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases, but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries (other than FNFC, Micro General and their respective Subsidiaries) during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries.

      "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Restricted Subsidiaries under any leasing or similar arrangement constituting a Capital Lease and, for purposes of each Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

      "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, as collateral for the Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent. Derivatives of such term shall have corresponding meanings.

      "Cash Equivalents" means:

            (a) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 12 months from the date of acquisition thereof;

            (b) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 (or long-term ratings of at least A3 or A-) from either Rating Agency, or, with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody's;

            (c) commercial paper issued by any Lender or any bank holding company owning any Lender;

            (d) commercial paper maturing not more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Rating Agency and commercial paper maturing not more than 90 days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either Rating Agency;

            (e) domestic and eurodollar certificates of deposit or bankers' acceptances maturing no more than one year after the date of acquisition thereof which are either issued by any Lender or any other banks having combined capital and surplus of not less than $100,000,000 (or in the case of foreign banks, the dollar equivalent thereof) or are insured by the FDIC for the full amount thereof;

            (f) repurchase agreements with a term of not more than 30 days for, and secured by, underlying securities of the type without regard to maturity described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing; and

            (g) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types without regard to maturity of securities described in clauses (a) through (f) above.

      "Cash Flow" means, for any period, (a) Available Dividends from the Insurance Subsidiaries, plus (b) EBITDA of Restricted Subsidiaries which are non-Insurance Subsidiaries available to be paid as dividends under applicable law, plus (c) the total interest expense for such period multiplied by the actual marginal combined federal and state income tax rate then applicable to the Borrower, plus (d) (i) to the extent not otherwise included in the foregoing, with respect to Investments of the Borrower, income of the Borrower (on a stand-alone basis) attributable to such Investments, less any federal or state income tax attributable to such income, but only to the extent cash is received by the Borrower with respect to such income, less losses attributable to such Investments, plus any federal or state income tax benefit attributable to such losses, but only to the extent cash is paid by the Borrower with respect to such losses, minus (ii) cash operating expenses (determined in accordance with GAAP, including Capital Expenditures and excluding depreciation, amortization and interest expense) paid by the Borrower (on a stand-alone basis), plus (e) to the extent deducted in determining Available Dividends, non-capitalized Merger-related expenses and costs actually incurred by the Borrower and its Restricted Subsidiaries, in each case for such period, plus (f) Acquired Cash Flow.

      "Change of Control" means, and shall be deemed to have occurred if: (a) at any time Continuing Directors shall not constitute a majority of the Board of Directors of the Borrower; or (b) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than Mr. William P. Foley II, Mr. Allan P. Kirby, Jr., Grace Kirby Culbertson, the Estate of Ann Kirby or Mr. F.M. Kirby or Persons controlled by any of them, shall at any time have acquired direct or indirect beneficial ownership of a percentage equal to or more than 20% of the outstanding Voting Stock of the Borrower.

      "Closing Date" means the date on which all conditions precedent set forth in Article V are satisfied (or, in accordance with the terms of this Agreement, waived) and Credit Extensions are first made hereunder, but in no event later than the Scheduled Merger Termination Date.

      "Closing Date Certificate" means a certificate substantially in the Form of Exhibit H.

      "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

      "Co-Documentation Agent" is defined in the preamble.

      "Co-Lead Arranger" means Chase Securities Inc., in its capacity as Co-Lead Arranger hereunder.

      "Commitment" means, as to each Lender that has such Commitment, the Revolving Commitment (including the obligation of such Lender to participate in Swing Line Loans), the Short Term Revolving Commitment, the Term Commitment and the Swing Line Commitment; collectively as to all Lenders and the Swing Line Lender, the "Commitments".

      "Commitment Fee" means the fee set forth in Section 3.6(b).

      "Commitment Letter" means the Amended and Restated Commitment Letter, dated as of September 16, 1999, among the Borrower, BofA, the Lead Arranger, The Chase Manhattan Bank and the Co-Lead Arranger, as the same may be amended or otherwise modified from time to time in accordance with the terms thereof.

      "Company" is defined in the first recital.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit E.

      "Confidential Information" is defined in Section 11.9.

      "Confidential Memorandum" means the Confidential Offering Memorandum, dated October, 1999, prepared by the Lead Arranger based upon information supplied by the Borrower, describing the Facilities.

      "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, with or without recourse, guaranteeing or intended to guarantee any Indebtedness, lease, dividend or other monetary obligation (the "primary obligations") of another Person (the "primary obligor") in any manner, including any obligation of that Person (a) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (b) to advance or provide funds for the payment or discharge of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith. Notwithstanding the foregoing, the term "Contingent Obligation" shall not include (a) endorsements of instruments for deposit or collection in the ordinary course of business, and (b) obligations of any Insurance Subsidiary under Insurance Contracts, Reinsurance Agreements and Retrocession Agreements (but not including any of the foregoing that constitutes financial reinsurance).

      "Continuing Director" means, at any date, an individual (a) who is a member of the Board of Directors of the Borrower on the Effective Date, (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months (or, for the period comprising the first 12 months after the Effective Date, has been a member of the Board of Directors at least since the Effective Date), or (c) who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

        "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

        "Conversion/Continuation Date" means any date on which, under Section 2.4, the Borrower (a) converts Loans of one Type to another Type or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

        "Credit Extension" means and includes the making (but not conversion or continuation) of any Loans hereunder.

        "Debt Service" means, for any period for the Borrower and its Restricted Subsidiaries, the aggregate amount of interest expense and current maturities of long-term Applicable Debt (other than any principal payments in respect of Revolving Loans and Short Term Revolving Loans), in each case during such period.

        "Debt Service Coverage Ratio" means, for any period, the ratio of Cash Flow to Debt Service for such period. Cash Flow shall be determined on a trailing four Fiscal Quarter basis as at the end of each Fiscal Quarter for each Test Period. Debt Service shall be determined by calculating for the next four Fiscal Quarters on the then outstanding principal balances all interest deemed to accrue at the then 3-month Offshore Rate plus the Applicable Margin as of the time of such test and assuming only scheduled principal payments but no prepayments.

        "Default" means any event or circumstance which, with the giving of notice, the lapse of time or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

        "Department" means the applicable Governmental Authority of the state of domicile of an insurance company responsible for the regulation of said insurance company.

        "Disposition" means: (a) the sale, lease, conveyance, issuance or other disposition of property by the Borrower or any Restricted Subsidiary, other than sales, conveyances or other dispositions expressly permitted under Section 8.2(a), 8.2(b), 8.2(c) or, with respect to the first $25,000,000 received by the Borrower and/or its Restricted Subsidiaries in respect thereof, 8.2(d); and (b) the sale or transfer by the Borrower or any Restricted Subsidiary of the Borrower of any equity securities issued by any Restricted Subsidiary of the Borrower.

        "Documentation Agent" is defined in the preamble.

        "Dollars", "dollars" and "$" each means lawful money of the United
States.

        "Domestic Subsidiaries" means all Subsidiaries of the Borrower which are organized and existing under the laws of any state located in the United States.

        "EBITDA" means, for any period, for the Borrower's Restricted Subsidiaries which are non-Insurance Subsidiaries, an amount equal to the sum of
(a) Net Income, (b) the amount of interest charges deducted in determining such Net Income, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Net Income, (d) the amount of depreciation and amortization expense deducted in determining such Net Income, in each case for all such non-Insurance Subsidiaries for such period, (e) Merger-related expenses deducted in determining Net Income, and (f) cash received by the Borrower as dividends from Excluded Subsidiaries.

        "Effective Date" means the date this Agreement becomes effective pursuant to Section 11.12.

        "Eligible Assignee" means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; (d) another Lender; (e) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies, and acceptable to the Administrative Agent; (f) a Person that is engaged in the making, purchasing or investing in commercial loans in the ordinary course of business, and acceptable to the Administrative Agent; or
(g) other lenders or institutional investors consented to in writing in advance by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower (such consents not to be unreasonably withheld or delayed). No Obligor or any Affiliate of an Obligor shall be an Eligible Assignee.

        "Environmental Laws" means all Laws relating to environmental, health, safety and land use matters applicable to any property.

        "Equity Interests" means, with respect to any Person, all shares, interests (including membership and partnership interests), participations or other equivalent (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Effective Date.

        "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto, as amended from time to time.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Sections 414(b) or (c) of the Code

(and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

        "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate. Notwithstanding the foregoing, ERISA Event shall not include any actions taken by the Borrower or the occurrence of events which would otherwise constitute an ERISA Event if such actions are taken or events occur in connection with the rationalization of the Pension Plans and Multiemployer Plans of the Borrower and the Company following and by reason of the occurrence of the Merger as described on Schedule 6.5.

        "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The determination of the Eurodollar Reserve Percentage by the Administrative Agent shall be conclusive in the absence of manifest error.

        "Event of Default" means any of the events or circumstances specified in
Section 9.1.

        "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

        "Excluded Subsidiaries" means FNFC, FAMI, Micro General and their respective Subsidiaries.

        "Existing Credit Agreement" means the Credit Agreement dated as of August 1, 1998 (as amended to the date hereof) among the Borrower, the lenders party thereto and Sanwa Bank California, as agent for such lenders.

        "Facilities" means the credit facilities hereunder (i.e., the facility to provide Revolving Loans (including the subfacility for Swing Line Loans), the facility to provide Short Term Revolving Loans and the facility to provide Term Loans).

        "FAMI" means Fidelity Asset Management, Inc., a California corporation.

        "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

        "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to BofA on such day on such transactions as determined by the Administrative Agent.

        "Fee Letter" is defined in Section 3.6(a).

        "Fiscal Quarter" means any quarter of a Fiscal Year.

        "Fiscal Year" means any period of 12 consecutive calendar months ending on December 31.

        "FNFC" means FNF Capital, Inc., a Delaware corporation, formerly known as Granite Financial Inc.

        "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

        "GAAP" means generally accepted accounting principles in the United States as in effect and set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession); provided that if there occurs after the date hereof any change in GAAP that affects in any respect the calculation of any covenant contained in Section 8.9, the Lenders and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 8.9 shall be calculated as if no such change in GAAP has occurred.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled, through Equity Interests or otherwise, by any of the foregoing.

        "Hazardous Materials" means all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material or toxic substance, or petroleum or petroleum-derived substance or waste.

        "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables (including reinsurance payables) entered into in the ordinary course of business on ordinary terms) that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person; (c) the face amount of all letters of credit or surety bonds issued for the account of such Person and, without duplication, all drafts drawn thereunder; (d) all obligations evidenced by notes, bonds, debentures or similar instruments or incurred in connection with bankers' acceptances, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person; (f) all obligations with respect to Capitalized Lease Liabilities; (g) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (h) all obligations of such Person under Swap Contracts; (i) obligations under synthetic leases; and (j) without duplication, all Contingent Obligations of such Person; provided that Indebtedness shall not include obligations of any Insurance Subsidiary under or pursuant to Insurance Contracts, Reinsurance Agreements and Retrocession Agreements, trade payables and accrued expenses, in each case arising in the ordinary course of business. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership, joint venture or limited liability company in which such Person is a general partner, a joint venturer or a member and for which such Person has liability.

        "Indemnified Liabilities" is defined in Section 11.5.

        "Indemnities" is defined in Section 11.5.

        "Independent Auditor" is defined in Section 7.1(a).

        "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign Law, including the Bankruptcy Code.

        "Insurance Code" means, with respect to any insurance company, the insurance code of its state of domicile and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Insurance Code shall be construed to also refer to successor sections.

        "Insurance Contract" means any insurance contract or policy issued by an Insurance Subsidiary but shall not include any Reinsurance Agreement or Retrocession Agreement.

        "Insurance Subsidiary" means each Subsidiary of the Borrower identified as an Insurance Subsidiary (including Subsidiaries of such Subsidiary) on
Schedule 6.12 and each other Subsidiary (including Subsidiaries of such Subsidiary) from time to time in the insurance business as certified by the Borrower in writing to the Administrative Agent.

        "Interest Payment Date" means, as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, each Quarterly Payment Date and each date such Loan is converted into another Type of Loan; provided that if any Interest Period exceeds three months, each date that falls at three-month intervals after the beginning of such Interest Period until the end of such Interest Period is also an Interest Payment Date.

        "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter (or ending 9 or 12 months thereafter if available to all Lenders making such Loans as determined by such Lenders in good faith based on prevailing market conditions) as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                (i) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates;

                (ii) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                (iv) no Interest Period for any Term Loan shall extend beyond the Term Maturity Date, no Interest Period for any Revolving Loan shall extend beyond the Revolving Commitment Termination Date and no Interest Period for any Short Term Revolving Loan shall extend beyond the Short Term Revolving Commitment Termination Date; and

                (v) no Interest Period applicable to a Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans, unless the aggregate principal amount of Term Loans represented by Base Rate Loans or by Offshore Rate Loans having Interest Periods that will expire on or before such date equals or exceeds the amount of such principal payment.

        "Interim Statements" means the quarterly financial statement of any insurance company as required to be filed with the Department, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of such interim statements are based on the formats promulgated by the NAIC for 1999 interim statements for the applicable type of insurance company. If such format is changed in future years so that different information is contained in such terms or they no longer exist, it is understood that the reference is to information consistent with that recorded in the referenced item in the 1999 interim statement of the insurance company.

        "Investment Grade" means, with respect to ratings by S&P, BBB- and above, and with respect to ratings by Moody's, Baa3 and above.

        "Investments" is defined in Section 8.3.

        "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

        "Laws" or "Law" means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

        "Lead Arranger" means Banc of America Securities LLC, in its capacity as lead arranger and sole book manager hereunder.

        "Legal Requirements" means all applicable laws, rules, orders and regulations made by any governmental body or regulatory authority (including any Department) having jurisdiction over the Borrower or a Subsidiary of the Borrower.

        "Lender" is defined in the preamble, including each financial institution or other Person identified on Schedule 2.1 and each permitted successor or assign thereof. References to the "Lenders" shall include BofA, including in its capacity as Swing Line Lender, but not in its capacity as Administrative Agent; for purposes of classification only, to the extent that BofA may have any rights or obligations in addition to those of the Lenders due to its status as Swing Line Lender or Administrative Agent, its status as such will be specifically referenced.

        "Lending Office" means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," as the case may be, on Schedule 11.2, or such other office or offices as such Lender may from time to time notify the Borrower and the Administrative Agent.

        "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, charge, lien (statutory or other), escrow or encumbrance of any kind, or any other type of preferential arrangement (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

        "Loan" means, as the context may require, a Revolving Loan, a Short Term Revolving Loan, a Term Loan or a Swing Line Loan, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan).

        "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranty, the Fee Letter and any other documents or certificates executed and delivered pursuant to or in accordance with the requirements of this Agreement.

        "Majority Lenders" means, at any time, Lenders having or holding (a) at least 50.1% of the sum of (i) the aggregate principal amount of the Term Loans outstanding at such time, (ii) the aggregate Revolving Commitments at such time and (iii) the aggregate Short Term Revolving Commitments at such time, or (b) if the Term Commitments, Revolving Commitments or Short Term Revolving Commitments shall have been terminated or expire or for purposes of acceleration pursuant to
Section 9.2(b), at least 50.1% of the aggregate principal amount of the existing Commitments and Loans outstanding at such time.

        "Majority Revolving Lenders" means, at any time, Lenders having or holding (a) greater than 50% of the sum of (i) the aggregate outstanding principal amount of the Revolving Loans at such time and (ii) the aggregate Revolving

Commitments at such time or (b) if the Revolving Commitments have been terminated, greater than 50% of the aggregate outstanding principal amount of all Revolving Loans at such time.

        "Majority Short Term Revolving Lenders" means, at any time, Lenders having or holding (a) greater than 50% of the sum of (i) the aggregate outstanding principal amount of the Short Term Revolving Loans at such time and
(ii) the aggregate Short Term Revolving Commitments at such time or (b) if the Short Term Revolving Commitments have been terminated, greater than 50% of the aggregate outstanding principal amount of all Short Term Revolving Loans at such time.

        "Majority Term Lenders" means, at any time, Lenders having or holding
(a) greater than 50% of the aggregate outstanding principal amount of the Term Loans at such time or (b) if the Term Commitments have been terminated, greater than 50% of the aggregate outstanding principal amount of all Term Loans at such time.

        "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

        "Material Adverse Change" means any event described in clause (b) of the definition of "Material Adverse Effect".

        "Material Adverse Effect" means any set of circumstances or events which
(a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), business, assets, operations, revenues or prospects of the Borrower and its Subsidiaries, taken as a whole, or (c) materially impairs or could reasonably be expected to materially impair the ability of the Borrower and its Subsidiaries, taken as a whole, to perform the Obligations, in each case as determined by the Majority Lenders.

        "Material Insurance Subsidiary" means a Material Subsidiary that is also an Insurance Subsidiary.

        "Material Subsidiary" means, at any time, (a) each UTC listed on
Schedule 6.12 and each UTC from time to time identified by the Borrower as a Material Subsidiary pursuant to Section 7.16, (b) each Subsidiary of the Borrower identified as a Material Subsidiary on Schedule 6.12 and (c) each other Restricted Subsidiary having (on a consolidated basis with its Subsidiaries) at such time either (i) total (gross) revenues for the Test Period in excess of 5% of the total (gross) revenues of the Borrower and its Subsidiaries for such Test Period or (ii) total assets, as of the last day of the preceding Fiscal Quarter, having a net book value in excess of 5% of the total assets of the Borrower and its Subsidiaries as of such day, in each case, based upon the Borrower's most recent annual or quarterly financial statements delivered to the Administrative Agent under Section 7.1.

        "Merger" is defined in the first recital.

        "Merger Agreement" is defined in the first recital.

        "Micro General" means Micro General Corporation, a Delaware corporation.

        "Moody's" means Moody's Investors Service, Inc.

        "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

        "NAIC" means the National Association of Insurance Commissioners or any successor thereto.

        "Net Debt Proceeds" means, as to any issuance of Applicable Debt by any Person, cash proceeds received or receivable by such Person in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person.

        "Net Disposition Proceeds" means, as to any Disposition by a Person, proceeds in cash as and when received by such Person, net of (a) the direct costs relating to such Disposition excluding amounts payable to such Person or any Affiliate of such Person, (b) the amount of all taxes paid or reasonably estimated to be payable by such Person in connection therewith, but including the excess, if any, of the estimated taxes payable in connection with such Disposition over the actual amount of taxes paid, immediately after the payment of such taxes, (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition, and (d) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (b) above) associated with the assets sold or disposed of and retained by the Borrower or any of its Restricted Subsidiaries (provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Disposition Proceeds realized on the date of such reduction).

        "Net Equity Proceeds" means with respect to the sale or issuance by the Borrower or any of its Restricted Subsidiaries to any Person of any of the Borrower's or such Restricted Subsidiaries Equity Interests, warrants or options or the exercise of any such warrants or options (other than the issuance of Equity Interests (a) of the Borrower issued to employees, consultants or directors of the Borrower or any of its Restricted Subsidiaries pursuant to a stock option or stock purchase plan approved by the Borrower's Board of Directors, (b) of any Restricted Subsidiary to the Borrower or to any Restricted Subsidiary of the Borrower, or (c) described in Section 8.6(b)(ii)) the excess of

                (a) the gross cash proceeds received by such Person from such sale, exercise or issuance, over

                (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance which have not been paid to Affiliates of such Person in connection therewith.

        "Net Income" means, for any period, (a) for the Borrower's Restricted Subsidiaries which are non-Insurance Subsidiaries, the net income of such non-Insurance Subsidiaries from continuing operations before extraordinary items (excluding gains and losses from Dispositions of assets) for that period and (b) for purposes of Sections 8.6(b)(iii) and 8.9(a), the net income of the Borrower and its Restricted Subsidiaries from continuing operations before extraordinary items (excluding gains and losses from Dispositions of assets) for that period.

        "Net Worth" means, at any time, the sum of all amounts (without duplication) which, in accordance with GAAP, would be included in the Borrower's stockholders' equity (excluding unrealized gains or losses recorded pursuant to FAS 115) as required to be reported in the Borrower's then most recent consolidated balance sheet required to be delivered to the Administrative Agent pursuant to this Agreement.

        "Non-U.S. Lender" means any Lender that is not a "United States person", as defined under section 7701(a)(30) of the Code.

        "Note" means a promissory note, if any, executed by the Borrower in favor of a Lender pursuant to Section 2.2(b), in substantially the form of Exhibit A, and also means all promissory notes accepted from time to time in substitution therefor or renewal thereof.

        "Notice of Borrowing" means a notice in substantially the form of Exhibit B.

        "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit C.

        "Obligations" means, at any time, all monetary obligations of any type or description owing at such time by the Borrower and any other Obligor to any Lender, the Administrative Agent or any Indemnified Person under this Agreement, any Loan Document or any Swap Contract, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

        "Obligor" means the Borrower and each Subsidiary Guarantor.

        "Offshore Base Rate" means, for any Interest Period, (a) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which Dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Offshore Rate Loan and with a term equivalent to such Interest Period would be offered by its London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. The determination of the Offshore Base Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

        "Offshore Rate" means for any Interest Period with respect to any Offshore Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:


                   Offshore Rate   =          Offshore Base Rate
                                      ------------------------------------
                                      1.00 - Eurodollar Reserve Percentage

        The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

        "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

        "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation.

        "Originating Lender" is defined in Section 11.8(e).

        "Other Taxes" means any present or future stamp, court, documentary or similar taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document.

        "Participant" is defined in Section 11.8(e).

        "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

        "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

        "Permitted Acquisition" means, at any time of determination, any Acquisition by the Borrower or any of its Restricted Subsidiaries with respect to which each of the following requirements are met:

                (a) such Acquisition has been approved and recommended by the board of directors or general partner (or similar entity) of the Person to be acquired or which owns the assets of the Person be acquired;

                (b) in respect of any Acquisition the total purchase price for which equals or exceeds $10,000,000, the Borrower shall have furnished to the Administrative Agent (which shall promptly distribute the same to the Lenders), prior to the consummation of such Acquisition, pro forma projections and other details (with reasonable assumptions and in form and detail reasonably satisfactory to the Administrative Agent) with respect to the Person or Persons or assets to be acquired and the Borrower after giving effect to such Acquisition;

                (c) prior to and after giving effect to such Acquisition, no Default (including without limitation under the provisions of Section 8.9) shall have occurred and be continuing, or would result therefrom, as confirmed in the pro forma projections referred to in clause (b) above if required to be delivered in accordance with such clause or, if not so required, in a certificate of a Responsible Officer delivered to the Administrative Agent;

                (d) the business of the Person or assets to be acquired comprises the insurance business (of the types currently carried on by the Borrower, the Company and their respective Subsidiaries on the date hereof), a real estate related business and/or a directly related business;

                (e) the total consideration payable in cash in respect of any one Acquisition constituting a Permitted Acquisition does not exceed $25,000,000 and the total consideration payable in cash in respect of all Acquisitions constituting Permitted Acquisitions in any Fiscal Year does not exceed $50,000,000 in the aggregate; and

                (f) if the business being acquired becomes a new Subsidiary or causes a then-existing Subsidiary to become a Material Subsidiary, such Subsidiary shall have duly executed and delivered (and supplied appropriate resolutions and an incumbency certificate supporting) the Subsidiary Guaranty substantially concurrently with the consummation of such Acquisition if required by Section 7.13;

provided that the requirements set forth in clauses (b) and (e) shall not apply if and so long as the Borrower's Total Debt to Total Capitalization Ratio is less than 0.35:1, as demonstrated in the then most recent Compliance Certificate delivered to the Administrative Agent.

        "Permitted Liens" is defined in Section 8.1.

        "Person" means an individual, trustee, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, business association, firm, a joint venture, Governmental Authority or otherwise.

        "Plan" means any employee benefit plan maintained or contributed to by an Obligor or by any trade or business (whether or not incorporated) under common control with an Obligor as defined in Section 4001(b) of ERISA and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

        "Primary Investments" means portfolio investments in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries in any of the following:

                (a) operating deposit accounts maintained in the Borrower's name with FDIC member institutions;

                (b) Cash Equivalents; or

                (c) Approved Securities.

        "Pro Rata Share" means, as to any Lender at any time, its Revolving Percentage, Short Term Revolving Percentage or Term Percentage, as applicable, with the term Revolving Percentage being applicable to both the Revolving Loan Facility and (to the extent of funded participations therein) the Swing Line Facility.

        "Quarterly Payment Date" means the last day of March, June, September and December, commencing on June 30, 2000, or, if any such day is not a Business Day, the next succeeding Business Day.

        "Rating Agency" means S&P or Moody's; collectively, the "Rating
Agencies".

        "Refinancing" is defined in the third recital.

        "Reinsurance Agreement" means any agreement, contract, treaty or other arrangement whereby one or more insurers, as reinsurers, assume liabilities of one or more insurance or reinsurance companies.

        "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

        "Responsible Officer" means, with respect to any Obligor, its chief executive officer, its president or any vice president or other officer thereof having substantially the same authority and responsibility, or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

        "Restricted Payments" is defined in Section 8.6.

        "Restricted Subsidiaries" means all Subsidiaries other than Excluded Subsidiaries.

        "Retrocession Agreement" means any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsures, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.

        "Revolving Borrowing" means a Borrowing consisting of Revolving Loans of the same Type made to the Borrower on the same day by the Lenders under Section 2.1(b), and in the case of Offshore Rate Loans, having the same Interest Period.

        "Revolving Commitment" is defined in Section 2.1(b); collectively, for all Revolving Lenders, the "Revolving Commitments".

        "Revolving Commitment Amount" means $250,000,000, as such amount may be reduced pursuant to the terms hereof.

        "Revolving Commitment Termination Date" means the earliest to occur of:

                (a) the Scheduled Merger Termination Date, if the Closing Date has not occurred by such date;

                (b) the Business Day immediately preceding the six year anniversary of the Closing Date; and

                (c) the date on which the Revolving Commitments terminate in accordance with the provisions of this Agreement.

        "Revolving Lender" means any institution specified as such on Schedule
2.1 hereto and any successor or assign thereof pursuant to Section 11.7 hereof.

        "Revolving Loan" and "Revolving Loans" have the respective meanings specified in Section 2.1(b).

        "Revolving Loan Percentage" means, as to any Revolving Lender, the percentage which (a) the amount of such Revolving Lender's Revolving Commitment (or, after termination or expiration of the Revolving Commitments, the outstanding principal amount of such Revolving Lender's Revolving Loans) is of
(b) the aggregate amount of all Revolving Commitments (or, after termination or expiration of the Revolving Commitments, the outstanding principal amount of all Revolving Loans).

        "SAP" means, as to any insurance company, the statutory accounting practices prescribed or permitted by the Department, or in the event that the Department fails to prescribe or address such practices, NAIC guidelines; provided that if there occurs after the date hereof any change in SAP that affects in any respect the calculation of any covenant contained in Section 8.9, the Lenders and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in SAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 8.9 shall be calculated as if no such change in SAP has occurred.

        "S&P" means Standard & Poor's Ratings Group.

        "Scheduled Merger Termination Date" means the earlier to occur of (a) the date the Merger Agreement is terminated in accordance with Section 10.1 of the Merger Agreement and (b) March 31, 2000; provided that the Scheduled Merger Termination Date may be extended by the Borrower until June 30, 2000 upon written certification by a Responsible Officer of the Borrower to the Administrative Agent that the "End Date" specified in the Merger Agreement has been extended to the "Extended End Date" in accordance with all of the requirements of Section 10.1(b)(i) of the Merger Agreement.

        "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

        "Secondary Investments" means Investments by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business not constituting Primary Investments or Acquisitions.

        "Senior Unsecured Debt Rating" means, as of any date, the rating of the Borrower's long-term unsupported senior unsecured Applicable Debt, as given by the Rating Agencies in their regular rating reports.

        "Short Term Revolving Borrowing" means a Borrowing consisting of Short Term Revolving Loans of the same Type made to the Borrower on the same day by the Lenders under Section 2.1(c), and in the case of Offshore Rate Loans, having the same Interest Period.

        "Short Term Revolving Commitment" is defined in Section 2.1(c); collectively, for all Short Term Revolving Lenders, the "Short Term Revolving Commitments".

        "Short Term Revolving Commitment Amount" means $100,000,000, as such amount may be reduced pursuant to the terms hereof.

        "Short Term Revolving Commitment Termination Date" means the earliest to occur of:

                (a) the Scheduled Merger Termination Date, if the Closing Date has not occurred by such date;

                (b) the Business Day immediately preceding the eighteen month anniversary of the Closing Date; and

                (c) the date on which the Short Term Revolving Commitments terminate in accordance with the provisions of this Agreement.

        "Short Term Revolving Lender" means any institution specified as such on
Schedule 2.1 hereto and any successor or assign thereof pursuant to Section 11.7 hereof.

        "Short Term Revolving Loan" and "Short Term Revolving Loans" have the respective meanings specified in Section 2.1(c).

        "Short Term Revolving Loan Percentage" means, as to any Short Term Revolving Lender, the percentage which (a) the amount of such Short Term Revolving Lender's Short Term Revolving Commitment (or, after termination or expiration of the Short Term Revolving Commitments, the outstanding principal amount of such Short Term Revolving Lender's Short Term Revolving Loans) is of
(b) the aggregate amount of all Short Term Revolving Commitments (or, after termination or expiration of the Short Term Revolving Commitments, the outstanding principal amount of all Short Term Revolving Loans).

        "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and for purposes of the New York Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

        "Statutory Surplus" means, with respect to an Insurance Subsidiary as of any date, the total amount reported on line 26, page 3, column 1 of the Annual Statement or of the Interim Statement of such Insurance Subsidiary, in each case as of such date, or an amount determined in a consistent manner in accordance with SAP for any date other than one as of which an Annual Statement or Interim Statement is prepared. Notwithstanding the foregoing, if the format of the Annual Statement or Interim Statement is changed in future years so that different information is contained in such line or such line no longer exists, it is understood that the foregoing shall refer to information consistent with that reported in the referenced line in the 1998 Annual Statement of such Insurance Subsidiary.

        "Subsidiary" of a Person means any Person of which more than 50% of the Voting Stock, or other Equity Interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

        "Subsidiary Guarantor" means each Material Subsidiary of the Borrower identified as a Subsidiary Guarantor on Schedule 6.12, each of which are required to execute and deliver to the Administrative Agent the Subsidiary Guaranty, and each other Material Subsidiary that is required to execute the Subsidiary Guaranty pursuant to Sections 7.13 or 7.16.

        "Subsidiary Guaranty" means the subsidiary guaranty executed and delivered by each Subsidiary Guarantor pursuant to the terms of this Agreement, substantially in the form of Exhibit F hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

        "Swap Contract" means any agreement relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

        "Swing Line Commitment" means the commitment of the Swing Line Lender to make, and the commitment of the Lenders severally to participate in, Swing Line Loans from time to time made or outstanding under Section 2.5, in an aggregate amount not to exceed the Swing Line Commitment Amount; provided that the Swing Line Commitment is a part of the

Revolving Commitments, rather than a separate, independent commitment and shall not at any time exceed the Revolving Commitments.

        "Swing Line Commitment Amount" means $10,000,000, as such amount may be reduced from time to time pursuant to the terms hereof.

        "Swing Line Lender" means BofA in its capacity as swing line lender hereunder, together with any replacement swing line lender substituted therefor with the prior written consent of BofA and the Borrower.

        "Swing Line Loan" is defined in Section 2.5.

        "Syndication Agent" is defined in the preamble.

        "Taxes" means all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the Laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a lending office.

        "Tax Sharing Agreement" means the Tax Sharing Agreement between the Company and Alleghany Corporation.

        "Term Borrowing" means a borrowing hereunder consisting of Term Loans of the same Type made to the Borrower on the same day by the Term Lenders under
Section 2.1(a), and, in the case of Offshore Rate Loans, having the same Interest Period.

        "Term Commitment" is defined in Section 2.1(a); collectively, for all Term Lenders, the "Term Commitments". The Term Commitments shall not exceed an aggregate principal amount equal to $450,000,000.

        "Term Commitment Termination Date" means the earliest to occur of:

                (a) the Scheduled Merger Termination Date, if the Closing Date has not occurred by such date;

                (b) immediately following the Closing Date; and

                (c) the date on which the Term Commitments terminate in accordance with this Agreement.

        "Term Lender" means a financial institution identified as such on
Schedule 2.1, and each permitted successor or assign thereof pursuant to Section
11.7 hereof.

        "Term Loan" is defined in Section 2.1(a).

        "Term Maturity Date" means the Business Day immediately preceding the six year anniversary of the Closing Date.

        "Term Percentage" means, as to any Term Lender, (a) until the funding of the Term Loans, the percentage which (i) such Lender's Term Commitment is of
(ii) all Term Commitments, and thereafter (b) the percentage which (i) the principal amount of such Lender's Term Loan is of (ii) the aggregate principal amount of all Term Loans.

        "Termination Date" means the date on which all Obligations have been paid in full in cash and all Commitments have been terminated or expired.

        "Test Period" means, for any determination under this Agreement, the four consecutive Fiscal Quarters of the Borrower then last ended. Until the date by which four full Fiscal Quarters shall have occurred since the Closing Date, for purposes of computing Cash Flow for Test Periods, including periods prior to the Closing Date, Cash Flow of the Borrower and the Company shall be included and determined on a pro forma combined basis using historical results from the first day of such Test Period as reported to the SEC and Departments.

        "Total Capitalization" means, at any time, the sum of Net Worth and Total Debt.

        "Total Debt" means, at any time, with respect to the Borrower and its Restricted Subsidiaries, the sum, without duplication, of (a) Applicable Debt at such time, (b) non-contingent reimbursement or payment obligations in respect of the items referred to in clause (c) of the definition of Indebtedness contained in this Agreement at such time, and (c) Contingent Obligations in respect of Applicable Debt of another Person (including Excluded Subsidiaries) at such time.

        "Total Debt to Total Capitalization Ratio" means, at any time, the ratio of Total Debt to Total Capitalization at such time.

        "Total Percentage" means, as to any Lender, the percentage which (a) the sum of (i) the aggregate principal amount of all Term Loans held by such Lender,
(ii) the amount of such Lender's Revolving Commitment (or, after termination or expiration of the Revolving Commitments, the outstanding principal amount of such Lender's Revolving Loans and obligations) and (iii) the amount of such Lender's Short Term Revolving Commitment (or, after termination or expiration of the Short Term Revolving Commitments, the outstanding principal amount of such Lender's Short Term Revolving Loans and obligations) is of (b) the sum of (i) the aggregate principal amount of all Term Loans, (ii) the aggregate amount of all Revolving Commitments (or, after termination or expiration of the Revolving Commitments, the outstanding principal amount of all Revolving Loans and obligations) and
(iii) the aggregate amount of all Short Term Revolving Commitments (or, after termination or expiration of the Short Term Revolving Commitments, the outstanding principal amount of all Short Term Revolving Loans and obligations).

        "Transaction" is defined in the third recital.

        "Transferee" is defined in Section 11.8(f).

        "Type" is defined in the definition of "Loan".

        "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

        "United States" and "U.S." each mean the United States of America.

        "UTCs" means each of the Subsidiaries, whether direct or indirect, of the Borrower that comprise underwritten title companies or their functional equivalent in States other than California.

        "Voting Stock" means, with respect to any Person, shares of such Person's Equity Interests having the right to vote for the election of directors of such Person under ordinary circumstances.

        "Wholly-Owned Subsidiary" means any Person in which (other than directors' qualifying Equity Interests required by Law) 100% of the Voting Stock and 100% of the Equity Interests of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

        1.2. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

        (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and clause, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

        (c) (i) The term "documents" includes all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                (ii) The term "including" is not limiting and means "including without limitation."

                (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

        (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

        (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

        1.3. Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied and calculated on a consolidated basis.


                                   ARTICLE II

                                   THE CREDITS

        2.1. Amounts and Terms of Commitments. (a) The Term Credit. Each Term Lender severally agrees, on the terms and conditions set forth herein, to make a single loan to the Borrower (each such loan, a "Term Loan"; collectively, the "Term Loans") on the Closing Date in a principal amount not to exceed the amount specified for such Term Lender on Schedule 2.1 (such Term Lender's "Term Commitment"). Amounts borrowed as Term Loans which are repaid or prepaid by the Borrower may not be reborrowed.

        (b) The Revolving Credit. Each Revolving Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Borrower (each such loan, a "Revolving Loan"; collectively, the "Revolving Loans") from time to time on any Business Day during the period from the Closing Date to the Revolving Commitment Termination Date in an aggregate principal amount not to exceed at any time outstanding the amount specified for such Revolving Lender on Schedule
2.1 (as the same may be reduced under Section 3.1, or as a result of one or more assignments under Section 11.8, such Revolving Lender's "Revolving Commitment"); provided that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans plus all outstanding and Swing Line Loans shall not at any time exceed the Revolving Commitment Amount. Within the limits of each Lender's Revolving

Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section, prepay or repay and reborrow under this Section.

        (c) The Short Term Revolving Credit. Each Short Term Revolving Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Borrower (each such loan, a "Short Term Revolving Loan"; collectively, the "Short Term Revolving Loans") from time to time on any Business Day during the period from the Closing Date to the Short Term Revolving Commitment Termination Date in an aggregate principal amount not to exceed at any time outstanding the amount specified for such Short Term Revolving Lender on Schedule 2.1 (as the same may be reduced under Section 3.1, or as a result of one or more assignments under Section 11.8, such Short Term Revolving Lender's "Short Term Revolving Commitment"). Within the limits of each Lender's Short Term Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section, prepay or repay and reborrow under this Section.

        2.2. Loan Accounts. (a) The Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent, the Swing Line Lender and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to or for the account of the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

        (b) Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender is irrevocably authorized by the Borrower to endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made, continued or converted by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Lender's record shall be conclusive absent manifest error; provided that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Lender.

        2.3. Procedure for Borrowing. (a) Each Borrowing other than Swing Line Loans shall be made upon the Borrower's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 12:00 noon (Chicago time)) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                (A) the amount of the Borrowing, which shall (x) in the case of Term Loans, be in an aggregate minimum amount of $20,000,000 for both Offshore Rate Loans and Base Rate Loans or any multiple of $1,000,000 in excess thereof and (y) in the case of Revolving Loans or Short Term Revolving Loans, be in an aggregate minimum amount of

        $3,000,000 for Base Rate Loans or $5,000,000 for Offshore Rate Loans or, in each case, any multiple of $1,000,000 in excess thereof;

                (B) the requested Borrowing Date, which shall be a Business Day;

                (C) the Type of Loans comprising the Borrowing; and

                (D) the duration of the Interest Period applicable to Offshore Rate Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

        (b) The Administrative Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Pro Rata Share of that Borrowing.

        (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Payment Office by 2:00 p.m. (Chicago time) on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Borrower by the Administrative Agent at such office by crediting the account of the Borrower on the books of BofA with the aggregate of the amounts made available to the Borrower by the Lenders or by wire transfer in accordance with written instructions provided to the Administrative Agent by the Borrower, in each case in like funds as received by the Administrative Agent.

        (d) All Borrowings made on the Closing Date shall be comprised solely of Base Rate Loans (unless an appropriate breakage indemnity letter has been duly executed and delivered by the Borrower in favor of the Administrative Agent for the benefit of the Lenders, reasonably satisfactory in form and substance to the Administrative Agent, in which case Borrowings referred to in such indemnity letter to be made on the Closing Date may be comprised of Offshore Rate Loans).

        2.4. Conversion and Continuation Elections. (a) The Borrower may, upon irrevocable written or telephonic (confirmed promptly the same day by the Borrower in writing) notice to the Administrative Agent in accordance with
Section 2.4(b):

                (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $20,000,000 in the case of conversions relating to Term Loans to Offshore Rate Loans or Base Rate Loans and $5,000,000 in the case of conversions of Revolving Loans or Short Term Revolving Loans to Offshore Rate Loans or $3,000,000 in the case of conversions of Revolving Loans or Short Term Revolving Loans to Base Rate Loans, or in each case that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or

                (ii) elect, as of the last day of the applicable Interest Period, to continue any Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $20,000,000 in the case of continuations of Term Loans or $5,000,000 in the case of continuations of Revolving Loans or Short Term Revolving Loans, or in each case that is in an integral multiple of $1,000,000 in excess thereof);

provided that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment or conversion of part thereof to be less that $20,000,000 in the case of Term Loans or $5,000,000 in the case of Revolving Loans or Short Term Revolving Loans, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, Offshore Rate Loans, as the case may be, shall terminate.

        (b) The Borrower shall provide telephonic (confirmed promptly the same day by the Borrower in a written Notice of Conversion/Continuation) or written notice (comprised of a Notice of Conversion/Continuation), to be received by the Administrative Agent not later than 11:00 a.m. (Chicago time) (i) at least three Business Days in advance of the Conversion/ Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                (A) the proposed Conversion/Continuation Date;

                (B) the aggregate amount of Loans to be converted or continued;

                (C) the Type of Loans resulting from the proposed conversion or continuation; and

                (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

        (c) If the Borrower has failed to select a new Interest Period to be applicable to such Offshore Rate Loans by the time required under clause (b) above, or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

        (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

        (e) Unless the Majority Lenders otherwise consent, during the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

        (f) Prior to (i) the end of an Interest Period and (ii) each date a payment of interest or principal is due, the Administrative Agent will provide the Borrower with notice (whether by phone, telecopy, e-mail or otherwise) of such event; provided that the failure to provide such notice to the Borrower shall not in any way limit or affect the obligations of the Borrower or any of its Subsidiaries hereunder or under any Loan Document.

        (g) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent (and the Swing Line Lender) may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent (and the Swing Line Lender) in good faith to be from a Responsible Officer of the Borrower (or a designee of such Responsible Officer). In each such case the Borrower hereby waives the right to dispute the Administrative Agent's (and the Swing Line Lender's) record of the terms of any such telephonic notice.

        2.5. The Swing Line Loans Subfacility.

        (a) Swing Line Loans. Subject to the terms and conditions of this Agreement (including the limitations set forth in Section 2.1(b)), the Swing Line Lender shall from time to time make loans to the Borrower (collectively the "Swing Line Loans" and individually each a "Swing Line Loan") in accordance with this Section in an aggregate amount not at any time exceeding the lesser of (a) the Swing Line Commitment Amount and (b) the Revolving Commitment Amount less the aggregate principal amount of all outstanding Revolving Loans less all outstanding Swing Line Loans. Amounts borrowed under this Section may be borrowed, repaid and reborrowed until the Revolving Termination Date.

        (b) Swing Line Loan Procedures. The Borrower shall give written or telephonic notice to the Administrative Agent (which shall promptly inform the Swing Line Lender) of each proposed Swing Line Loan not later than 12:00 noon (Chicago time) on the proposed date of such Swing Line Loan. Each such notice shall be effective upon receipt by the Administrative Agent and shall specify the date and amount of such Swing Line Loan, which shall be $100,000 or a higher integral multiple thereof. So long as the Swing Line Lender has not received written notice that the conditions precedent set forth in Section 5.2 with respect to the making of such Swing Line Loan have not been satisfied (and does not have actual knowledge of any default in the payment of any principal, interest or fees to be paid to either the Administrative Agent for the account of the applicable Lenders), the Swing Line Lender shall make the requested Swing Line Loan and shall pay over the requested amount to the Borrower on the requested borrowing date. Concurrently with the making of any Swing Line Loan, the Swing Line Lender shall be deemed to have sold and transferred, and each other Revolving Lender shall be deemed to have irrevocably purchased and received from the Swing Line Lender, an undivided interest and participation to the extent of such other Revolving Lender's Revolving Loan Percentage in such

Swing Line Loan (but such participation shall remain unfunded until required to be funded pursuant to Section 2.5(c)).

        (c) Refunding of, or Funding of Participations in, Swing Line Loans. The Swing Line Lender may at any time, in its sole discretion, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to act on its behalf) deliver a notice to the Administrative Agent requesting that each Revolving Lender (including the Swing Line Lender in its individual capacity) make a Revolving Loan (which shall be a Base Rate Loan) in such Revolving Lender's Revolving Loan Percentage of the aggregate amount of Swing Line Loans outstanding on such date for the purpose of repaying all Swing Line Loans (and, upon receipt of the proceeds of such Revolving Loans, the Administrative Agent shall apply such proceeds to repay Swing Line Loans); provided that if the conditions precedent to a borrowing of Revolving Loans are not then satisfied or for any other reason the Revolving Lenders may not then make Loans, then instead of making Revolving Loans each Revolving Lender (other than the Swing Line Lender) shall become immediately obligated to fund its participation in all outstanding Swing Line Loans and shall pay to the Administrative Agent for the account of the Swing Line Lender an amount equal to such Revolving Lender's Revolving Loan Percentage of such Swing Line Loans. If and to the extent any Revolving Lender shall not have made such amount available to the Administrative Agent by 2:00 p.m. (Chicago time) on the Business Day on which such Lender receives notice from the Administrative Agent of its obligation to fund its participation in Swing Line Loans (it being understood that any such notice received after 12:00 noon (Chicago time) on any Business Day shall be deemed to have been received on the next following Business Day), such Revolving Lender agrees to pay interest on such amount to the Administrative Agent for the Swing Line Lender's account forthwith on demand for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Revolving Lender's failure to make available to the Administrative Agent its Revolving Percentage of the amount of all outstanding Swing Line Loans shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent such other Revolving Lender's Revolving Loan Percentage of such amount, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Administrative Agent such other Revolving Lender's Revolving Loan Percentage of any such amount.

        (d) Repayment of Participations. Upon (and only upon) receipt by the Administrative Agent for the account of the Swing Line Lender of immediately available funds from or on behalf of the Borrower (a) in reimbursement of any Swing Line Loan with respect to which a Revolving Lender has paid the Administrative Agent for the account of the Swing Line Lender the amount of such Revolving Lender's participation therein or (b) in payment of any interest on a Swing Line Loan, the Administrative Agent will pay to such Revolving Lender its pro rata share (according to its Revolving Percentage) thereof (and the Swing Line Lender shall receive the amount otherwise payable to any Revolving Lender which did not so pay the Administrative Agent the amount of such Revolving Lender's participation in such Swing Line Loan).

        (e) Participation Obligations Unconditional. (i) Each Revolving Lender's obligation to make available to the Administrative Agent for the account of the Swing Line Lender the amount of its participation interest in all Swing Line Loans as provided in Section 2.5(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender or any other Person, (B) the occurrence or continuance of an Event of Default, (C) any adverse change in the condition (financial or otherwise) of the Borrower or any Subsidiary thereof, (D) any termination of the Commitments or (E) any other circumstance, happening or event whatsoever.

        (ii) Notwithstanding the provisions of clause (i) above, no Revolving Lender shall be required to purchase a participation interest in any Swing Line Loan if (A) at a reasonable time prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender received written notice specifying that one or more of the conditions precedent to the making of such Swing Line Loan were not satisfied and, in fact, such conditions precedent were not satisfied at the time of the making of such Swing Line Loan or (B) at the time of the making of such Swing Line Loan, the Swing Line Lender had actual knowledge of any default in the payment of any principal, interest or fees to be paid to the Administrative Agent for the account of the applicable Lenders.


                                   ARTICLE III

                   PREPAYMENTS, REPAYMENTS, INTEREST AND FEES

        3.1. Termination or Reduction of Short Term Revolving, Revolving or Swing Line Commitments. (a) The Borrower may, upon not less than one Business Day's prior notice to the Administrative Agent, terminate the Commitments, the Revolving Commitments or the Swing Line Commitment, or permanently reduce the Short Term Revolving Commitment Amount, the Revolving Commitment Amount and/or the Swing Line Commitment by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof, unless, after giving effect thereto and to any prepayments of Revolving Loans made on the effective date thereof, the then outstanding principal amount of the Revolving Loans and Swing Line Loans would exceed the Revolving Commitment Amount then in effect. Once reduced in accordance with this Section, the Short Term Revolving Commitments, the Revolving Commitments and the Swing Line Commitment may not be increased. Any reduction of the Short Term Revolving Commitments, the Revolving Commitments and the Swing Line Commitment shall be applied to each Lender according to its Revolving Loan Percentage or Short Term Revolving Loan Percentage, as applicable. All accrued commitment fees to but not including the effective date of any reduction or termination of the Short Term Revolving Commitments, the Revolving Commitments and/or the Swing Line Commitment shall be paid on the effective date of such reduction or termination.

        (b) On any date upon which the Revolving Commitments are reduced, if the outstanding principal amount of all Revolving Loans plus all outstanding Swing Line Loans exceeds the aggregate Revolving Commitments on such date, the Borrower shall immediately prepay the Revolving Loans or Swing Line Loans in an amount equal to such excess.

        3.2. Optional Prepayments. Subject to Section 4.4, the Borrower may, at any time or from time to time, upon not less than one Business Day's irrevocable notice to the Administrative Agent, prepay the Loans in whole or in part, in minimum amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment, and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.4. Optional prepayments of Term Loans shall be applied pro rata to the remaining installments of the Term Loans.

        3.3. Mandatory Prepayments of Loans. (a) Asset Dispositions. Without derogation of the requirements of Section 8.2, if the Borrower or any Restricted Subsidiary shall at any time or from time to time make a Disposition, then promptly upon, and in no event later than five Business Days after, receipt by the Borrower of the Net Disposition Proceeds of such Disposition, the Borrower shall prepay the Loans in an aggregate amount equal to the amount of such Net Disposition Proceeds; provided that the Borrower may notify the Administrative Agent in writing that such Net Disposition Proceeds shall be reinvested by it in its business within 180 days after the receipt of such Net Disposition Proceeds and the Borrower may retain such amount, so long as such amount is so applied within such period.

        (b) Applicable Debt Issuance. If the Borrower or any of its Restricted Subsidiaries shall issue Applicable Debt pursuant to Section 8.4(i), then promptly upon, and in no event later than five Business Days after, receipt by the Borrower or any of its Restricted Subsidiaries of Net Debt Proceeds of such issuance, the Borrower shall prepay the Loans in an aggregate amount equal to the amount of such Net Debt Proceeds.

        (c) Equity Issuance. Upon the receipt by the Borrower or any of its Restricted Subsidiaries of any Net Equity Proceeds, promptly upon, and in no event later than five Business Days after, receipt by the Borrower or any of its Restricted Subsidiaries of any Net Equity Proceeds, the Borrower shall prepay the Loans in an aggregate amount equal to the amount of 25% of such Net Equity Proceeds.

        (d) Application of Proceeds. Any prepayment made pursuant to clauses
(a), (b) and (c) shall be allocated among the Loans as follows: (i) first, to the outstanding principal amount of Short Term Revolving Loans and a corresponding reduction of the Short Term Revolving Commitment Amount, (ii) second, to the next four quarterly scheduled and unpaid principal installments of the Term Loans in order of maturities, (iii) third, to the remaining installments of the Term Loans pro rata, and (iv) fourth, after repayment in full of all Term Loans, to the outstanding principal amount of Revolving Loans and Swing Line Loans and a corresponding reduction of the Revolving Commitment Amount.

        (e) General. Any prepayments pursuant to this Section shall be applied to Types of Loans as the Borrower shall direct (and in the absence of any such direction, shall be applied first to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining); provided that Offshore Rate Loans may be designated for prepayment pursuant to this clause (e) only on the last day of an Interest Period applicable thereto unless all Offshore Rate Loans with Interest Periods ending on such date of required prepayment and all Base Rate Loans have been paid in full. The Borrower shall pay, together with each prepayment under this Section, accrued interest on the amount prepaid and any amounts required pursuant to Section 4.4.

        (f) Interest Periods. In lieu of making any payment pursuant to this
Section in respect of any Offshore Rate Loan other than on the last day of the Interest Period therefor, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower at its option may deposit with the Administrative Agent an amount equal to the amount of the Offshore Rate Loan to be prepaid and such Offshore Rate Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then-customary rate for accounts of such type. Such deposit shall Cash Collateralize the Obligations; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section.

        3.4. Repayment. (a) The Term Credit. On the Term Maturity Date and on each Quarterly Payment Date occurring during any period set forth below, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term Loans in an amount equal to the amount set forth below opposite the Term Maturity Date or such period, as applicable:


                                                                             Amount of Required
                          Period                                            Principal Repayment
        -----------------------------------------                           -------------------
        06/30/00 through (and including) 06/29/01                                $12,500,000
        06/30/01 through (and including) 06/29/02                                $15,000,000
        06/30/02 through (and including) 06/29/03                                $17,500,000
        06/30/03 through (and including) 06/29/04                                $20,000,000
        06/30/04 through (and including) 06/29/05                                $22,500,000

                                                                             Amount of Required
                          Period                                            Principal Repayment
        -----------------------------------------                           -------------------
        06/30/05 through (and including) the Term                                $25,000,000
        Maturity Date                                                         or the then outstanding
                                                                              principal amount of all
                                                                             Term Loans, if different.

        (b) The Revolving Credit. The Borrower shall repay to the Revolving Lenders on the Revolving Commitment Termination Date, the aggregate principal amount of Revolving Loans outstanding on such date.

        (c) The Short Term Revolving Credit. The Borrower shall repay to the Short Term Revolving Lenders on the Short Term Revolving Commitment Termination Date, the aggregate principal amount of Short Term Revolving Loans outstanding on such date.

        3.5. Interest. (a) Rate. (i) Each Loan, other than Swing Line Loans, shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Borrower's right to convert to other Types of Loans under Section 2.4), plus the Applicable Margin and (ii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate plus the Applicable Margin.

        (b) Payment Dates. Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 3.2 or 3.3 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, at and after maturity (whether by acceleration or otherwise) of a Loan, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Lenders.

        (c) Default Rate. Notwithstanding clause (a) of this Section, if any amount of principal of or interest on any Loan is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), or if any other Event of Default has occurred and is continuing, the Borrower agrees to pay interest on any Obligations outstanding during the period of continuance of such payment Default or Event of Default, and after as well as before any entry of judgment thereon to the extent permitted by Law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus the Applicable Margin plus 2%.

        3.6. Fees. The Borrower agrees to pay the fees set forth below. All such fees shall be non-refundable.

        (a) Arrangement, Agency Fees; etc. The Borrower shall pay all fees required by the letter agreement (the "Fee Letter") among the Borrower, the Lead Arranger and the Administrative Agent dated September 16, 1999.

        (b) Commitment Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender, Short Term Revolving Lender or Term Loan Lender, as applicable, a commitment fee (the "Commitment Fee") on the average daily unused portion of such Lender's Revolving Commitment, Short Term Revolving Commitment or Term Commitment, as applicable, computed on a quarterly basis in arrears on each Quarterly Payment Date based upon the daily utilization for that quarter, at a rate per annum equal to (a) for the period from and including the Effective Date until the Closing Date, 0.25%, and (b) for the period from and after the Closing Date, the Applicable Margin for commitment fees. Such Commitment Fee shall accrue from and including the Effective Date to the Revolving Commitment Termination Date, the Short Term Revolving Commitment Termination Date or the Term Commitment Termination Date, as applicable, and shall be due and payable initially on the Closing Date and thereafter quarterly on each Quarterly Payment Date, with the final payment to be made in any event on the Revolving Commitment Termination Date, the Short Term Revolving Commitment Termination Date or the Term Commitment Termination Date, as applicable. The Commitment Fees provided in this clause (b) shall accrue at all times after the above-mentioned Effective Date, including at any time during which one or more conditions in Article V are not met. For purposes of computing the commitment fee with respect to the Revolving Commitment, outstanding Swing Line Loans shall not be deemed to be usage of the Revolving Commitment Amount.

        3.7. Computation of Fees and Interest. (a) All computations of interest for Offshore Rate Loans shall be made on the basis of a 360-day year and actual days elapsed. All other computations (including for interest on Base Rate Loans, commitment fees and the other fees set forth in Section 3.6) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from (and including) the first day thereof to (but excluding) the last day thereof.

        (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall promptly notify the Borrower of changes in the interest rate and, at the written request of the Borrower, shall deliver to the Borrower a statement showing the calculations of the interest rate and quotations used in determining the interest rate; provided that the failure to provide such notice or calculations to the Borrower shall not in any way limit or affect the obligations of the Borrower or any of its Subsidiaries hereunder or under any Loan Document.

        3.8. Payments by the Borrower. (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 1:00 p.m. (Chicago time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 3:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

        (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

        (c) Unless the Administrative Agent receives written notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

        3.9. Payments by the Lenders to the Administrative Agent. (a) Unless the Administrative Agent receives written notice from a Lender prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this clause (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Borrower of such failure to fund and, upon demand by the Administrative Agent, the Borrower shall immediately pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

        (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

        3.10. Sharing of Payments, etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its ratable share (or other share contemplated hereunder) of such Loans, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.


                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

        4.1. Taxes. (a) Any and all payments by the Borrower and each other Obligor to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of and without deduction or withholding for any and all present or future Taxes. If the Borrower or any other Obligor shall be required by any Laws to deduct or withhold any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or such other Obligor shall make such deductions or withholdings, (iii) the Borrower or such other Obligor shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (who shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

        (b) In addition, the Borrower and each Obligor agrees to pay any and all Other Taxes.

        (c) If the Borrower shall be required by the Laws of any jurisdiction outside the United States to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to such Lender or the Administrative Agent (for the account of such Lender), at the time interest is paid, such additional amount that the respective Lender specifies as necessary to preserve the after-tax yield (after factoring in United States (federal and state) taxes imposed on or measured by net income) such Lender would have received if such deductions (including deductions applicable to additional sums payable under this Section) had not been made.

        (d) Subject to clause (f), the Borrower agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. With respect to indemnification for Taxes and Other Taxes actually paid by the Administrative Agent or any Lender, such indemnification shall be made within 30 days after the Administrative Agent or such Lender, as the case may be, makes written demand therefor. The Borrower acknowledges that any payment made to the Administrative Agent or any Lender or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

        (e) Each Lender, and each holder of a participation interest herein, that is a Non-U.S. Lender shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding (or after accepting an assignment or receiving a participation interest herein), two duly signed completed copies of either Form W-8BEN or any successor thereto (relating to such Person and entitling it to a complete exemption pursuant to an income tax treaty to which the United States is a party from U.S. federal withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or Form W-8ECI or any successor thereto (specifying that all payments to be made to such Person by the Borrower pursuant to this Agreement will be effectively connected with the conduct of a trade business in the United States) of the IRS or such other evidence satisfactory to the Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office, if any) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Persons fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest and costs and expenses of the Administrative Agent. The obligation of Lenders under this clause (e) shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

        (f) The Borrower shall not be obligated to gross up any payments to any Lender pursuant to clause (a), or to indemnify any Lender pursuant to clause
(d), in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to the Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause (e), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided that the Borrower shall be obligated to gross up any payments to any such Lender pursuant to clause (a), and to indemnify any such Lender pursuant to clause (d), in respect United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date hereof, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender's lending office was made at the request of the Borrower or (iii) the obligation to gross up payments to any such Lender pursuant to clause (a) or to indemnify any such Lender pursuant to clause (d) is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of the Borrower.

        4.2. Illegality. (a) If any Lender determines that the introduction of any Law, or any change in any Law, or in the interpretation or administration of any Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make Offshore Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

        (b) If a Lender determines that it is unlawful to maintain any Offshore Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Offshore Rate Loan. If the Borrower is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

        4.3. Increased Costs and Reduction of Return. (a) If any Lender reasonably determines that, due to either (i) the introduction of or any change in or in the interpretation of any Law or regulation (including FRB Regulation
D) after the Effective Date (other than changes with respect to Taxes) or (ii) the compliance by any Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon written demand thereafter (with a copy of such demand to be sent to the Administrative Agent), accompanied by a written notice showing in reasonable detail the basis for the calculation of any such increased costs (which notice shall, absent manifest error, be final and conclusive and binding upon all parties hereto), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

        (b) If, after the Effective Date, (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority, or by NAIC or any other comparable agency charged with the interpretation or administration thereof or (iv) compliance by any Lender (or its Lending Office) or any corporation controlling any Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) the amount of such capital is increased as a consequence of its Commitment, loans, credits, participation interests or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Administrative Agent, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

        4.4. Funding Losses. If (a) any payment of principal of any Offshore Rate Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Offshore Rate Loan, as a result of a payment or conversion pursuant to
Section 2.4, 3.2, 3.3, 4.2 or 4.3, as a result of acceleration of the maturity of the Loans pursuant to the Article IX or for any other reason, or if any prepayment of Offshore Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower or if any payment of Offshore Rate Loans is not made when due, (b) if any Borrowing of Offshore Rate Loans is not made as a result of a withdrawn Notice of Borrowing or for any other reason (other than a default by any Lender or the Administrative Agent), (c) if any Offshore Rate Loan or Base Rate Loan is not converted as a result of a withdrawn Notice of Conversion/Continuation or for any other reason (other than a default by any Lender or the Administrative Agent), or (d) if any Offshore Rate Loan is not continued as a result of a withdrawn Notice of Conversion/Continuation or for any other reason (other than a default by any Lender or the Administrative Agent), the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert or failure to continue, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Offshore Rate Loan. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section and under Section 4.3(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

        4.5. Inability to Determine Rates. If the Majority Lenders determine that for any reason adequate and reasonable means do not exist for determining the Offshore Base Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Base Rate applicable pursuant to Section 3.5(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Lenders revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

        4.6. Notice from Lenders. Any Lender claiming reimbursement or compensation under this Article IV shall deliver to the Borrower (with a copy to the Administrative Agent) a notice setting forth in reasonable detail the amount payable to the Lender hereunder and such notice shall be conclusive and binding on the Borrower in the absence of manifest error.

        4.7. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 4.1, 4.2 or 4.3 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Lending Office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section shall affect or postpone any of the Obligations of the Borrower or the right of any Lender provided in Section 4.1, 4.2 or 4.3.

        4.8. Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice or demand required by Section 4.1, 4.2, 4.3 or 4.4 is given by any Lender more than 180 days after such Lender has knowledge of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Section, such Lender shall not be entitled to compensation under such Section 4.1, 4.2, 4.3 or 4.4, as the case may be, for any such amount incurred or accruing prior to the giving of such notice or demand to the Borrower.

        4.9. Survival. The agreements and obligations of the Borrower in this
Article IV shall survive the payment of all other Obligations.

        4.10. Replacement of Certain Lenders. If a Lender (an "Affected Lender") shall have requested or becomes entitled to receive compensation from the Borrower under Sections 4.1 or 4.3 to recover Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, or shall have delivered a notice pursuant to Section 4.2 claiming that such Lender is unable to extend or continue Offshore Rate Loans to the Borrower for reasons not generally applicable to the other Lenders, then in any such case, so long as no Default or Event of Default has occurred and shall be continuing, the Borrower may make written demand on such Affected Lender (with a copy to the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall assign to one or more Eligible Assignees (that are reasonably acceptable to the Administrative Agent) which the Borrower shall have engaged for such purpose (each a "Replacement Lender"), pursuant to a duly executed Assignment and Acceptance within thirty (30) Business Days after the date of such demand, all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including its Revolving Commitment and Short Term Revolving Commitment its Term Loans and all Revolving Loans and Short Term Revolving Loans owing to it) in accordance with Section 11.8. Further, with respect to any such assignment, the Affected Lender shall have concurrently received, in cash, all amounts due and owing to such Affected Lender hereunder or under any other Loan Document. Upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.1, 4.3 and 11.4 accruing with respect to such Affected Lender prior to the date such Affected Lender is replaced, as well as to any fees accrued for its account hereunder prior to being replaced and not yet paid, and shall continue to be obligated under
Section 10.7.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

        5.1. Conditions of Initial Credit Extensions. The obligation of each Lender to make its initial Loan hereunder is subject to the fulfillment of the following conditions precedent to the satisfaction of the Administrative Agent (all documents to be provided in sufficient quantity so that each Lender may receive a copy):

        (a) Credit Agreement. The Administrative Agent shall have received full counterparts of this Agreement, duly executed by each party thereto.

        (b) Organization Documents; Good Standing. The Administrative Agent shall have received each of the following documents:

                (i) the articles or certificate of incorporation and the bylaws of the Borrower and each Subsidiary Guarantor as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Borrower and such Subsidiary Guarantor as of the Closing Date;

                (ii) copies of the resolutions of the board of directors of the Borrower authorizing the execution, delivery and performance of this Agreement, each other Loan Document to be delivered by the Borrower and the transactions contemplated hereby and thereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower, together with a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, certifying the names and true signatures of the officers of the Borrower authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder; and

                (iii) good standing certificates for each of the Borrower and each Subsidiary Guarantor from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where it is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date.

        (c) Legal Opinions. The Administrative Agent shall have received a favorable legal opinion of Stradling Yocca Carlson & Rauth, counsel to the Borrower and the Subsidiary Guarantors, and any other legal opinions reasonably requested by the Administrative Agent, in each case addressed to the Administrative Agent and the Lenders and dated the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent.

        (d) Payment of Fees. The Administrative Agent shall have received evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable under this Agreement or the Fee Letter on the Closing Date, together with all reasonable legal costs and expenses of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of legal costs and expenses as shall constitute BofA's reasonable estimate of the legal costs and expenses incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and BofA), including any such costs, fees and expenses arising under or referenced in Sections 3.6 and 11.4.

        (e) Subsidiary Guaranty. The Administrative Agent shall have received the Subsidiary Guaranty, duly executed by each Subsidiary Guarantor.

        (f) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower, dated the Closing Date, substantially in the form of Exhibit G.

        (g) Consummation of Transaction. The Borrower shall have consummated the Merger for aggregate merger consideration not in excess of $1,250,000,000 in accordance with applicable Law and pursuant to the Merger Agreement, which Merger Agreement shall not have been amended nor shall any provision thereof have been waived by any party thereto, in each case without the prior written consent of the Administrative Agent and the Syndication Agent, and the Merger Agreement shall have been approved by the Board of Directors of the Company (which approval shall not have been rescinded or withdrawn). In connection with such consummation, the Borrower shall have issued new Equity Interests with an aggregate value of not less than $500,000,000 (based upon the Average Fidelity Sales Price (as defined in the Merger Agreement)) or not less than 40% of the value of the merger consideration (as determined pursuant to Section 3.1(c) of the Merger Agreement), and shall have confirmed the same to the Administrative Agent. The opinions and/or rulings required to be delivered under Sections 9.2 and 9.3 of the Merger Agreement shall have been issued in accordance with the provisions thereof and shall also be reasonably satisfactory to the Administrative Agent and the Syndication Agent.

        (h) Closing Balance Sheet. The Administrative Agent shall have received a pro forma consolidated balance sheet for the Borrower and its Subsidiaries, as of the end of the most recently completed Fiscal Quarter for which the Borrower and the Company have filed reports with the SEC, and reasonably satisfactory to the Administrative Agent and the Syndication Agent (after giving effect to the consummation of the Transaction) and reflecting estimated purchase price accounting adjustments, prepared by the Borrower in consultation with KPMG LLP, and such other information relating to the Transaction as the Administrative Agent may request.

        (i) Other Indebtedness. After giving effect to the Transaction and the other transactions contemplated hereby, the Existing Credit Agreement shall have been terminated, all amounts owing by the Borrower thereunder shall have been paid in full and all Liens securing amounts owing by the Borrower thereunder shall have been released, all in a manner satisfactory to the Administrative Agent, and the Borrower and its Subsidiaries shall have outstanding no

Indebtedness other than (a) the Obligations hereunder and (b) Indebtedness listed on Schedule 8.4.

        (j) Approvals. All necessary material governmental, shareholders' and third-party approvals in connection with the Transaction, the execution, delivery and performance of each Loan Document and the execution, delivery and performance of the Merger Agreement and each other document, instrument and agreement delivered in connection with the Transaction shall have been duly obtained and all applicable waiting periods shall have expired without, in all such cases, any action being taken by any competent authority that restrains, prevents or imposes conditions upon the consummation of the Transaction or the transactions contemplated thereby that would have a Material Adverse Effect and no Law shall be applicable which in the judgment of the Administrative Agent and the Syndication Agent could have such effect.

        (k) Closing Date Certificate. The Administrative Agent shall have received, with counterparts for each Lender, the Closing Date Certificate, dated the Closing Date and duly executed and delivered by a Responsible Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements required to be appended to the Borrower Closing Date Certificate shall be in form and substance satisfactory to the Administrative Agent.

        (l) Unused Commitments. After giving effect to the Transaction and to the making of the initial Credit Extensions, there shall be unused Revolving Commitments of at least $50,000,000.

        (m) No Litigation. There shall not exist (a) any order, decree, judgment, ruling or injunction which restrains the consummation of the Merger in the manner contemplated by the Merger Agreement; and (b) any pending or threatened action, suit, investigation or proceeding which has any reasonable likelihood of materially and adversely affecting the Borrower or its Subsidiaries (including the Company), any transaction contemplated hereby or the ability of the Borrower and its Subsidiaries or any other Obligor to perform its obligations under the Loan Documents or the ability of the Lenders to exercise their rights thereunder.

        5.2. Conditions to All Credit Extensions. The obligation of any Lender to make any Credit Extension, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

                (a) Notice of Borrowing. The Administrative Agent shall have received (with, in the case of the initial Loan only, a copy for each Lender) a Notice of Borrowing as required under Section 2.3;

                (b) Continuation of Representations and Warranties. The representations and warranties in Article VI hereof and in the Loan Documents shall be true and correct in all material respects on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and

                (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing.

        Each Notice of Borrowing submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice and as of each Borrowing Date, that the conditions in this Section are satisfied.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

        The Borrower, on behalf of itself and its Subsidiaries (and, on the Closing Date, after giving pro forma effect to the consummation of the Merger), represents and warrants to the Administrative Agent and each Lender that:

        6.1. Corporate Existence and Power. The Borrower and each of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (b) has the corporate power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver and perform its obligations under each Loan Document to which it is a party and (c) is duly qualified as a foreign corporation and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except to the extent that the failure to be so qualified would not have a Material Adverse Effect.

        6.2. Corporate Authorization; No Contravention; Binding Effect. The execution, delivery and performance by the Borrower of the Merger Agreement and each Loan Document to which the Borrower is or is to be a party and the consummation of the Transaction, have in each case been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of any of the Borrower's Organization Documents, (b) conflict with or result in any default, breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which the Borrower or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or any of its Subsidiaries or any of their respective property is subject or (c) violate any material Law applicable to the Borrower or any of its Subsidiaries or any of their respective property (except, with respect to the Merger Agreement for purposes of the foregoing clauses (b) and (c), to the extent such conflict, default, breach, contravention, Lien or violation would not have a Material Adverse Effect). The Merger Agreement and each Loan Document to which the

Borrower is a party have been duly executed and delivered by the Borrower and the Merger Agreement and each Loan Document to which the Borrower is or is to be a party constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles relating to enforceability.

        6.3. Governmental Authorization. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of the Merger Agreement or any Loan Document to which the Borrower is or is to be a party, or the consummation of the Transaction, except (a) for any thereof which have been obtained and are in full force and effect, (b) any of the foregoing the failure to obtain would not have a Material Adverse Effect and (c) as such performance or enforcement may be subject to the exceptions identified on Schedule 6.3.

        6.4. Litigation. Except for liabilities of Insurance Subsidiaries under Insurance Contracts, Reinsurance Agreements and Retrocession Agreements, and except as specifically disclosed on Schedule 6.4, there are no actions, suits, proceedings or claims pending or, to the knowledge of the Borrower, threatened, at Law, in equity, in arbitration or before any Governmental Authority, against the Borrower or its Subsidiaries or any of their respective properties which (a) purport to affect or pertain to any Loan Document, the Merger Agreement or the Transaction or (b) have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of any Loan Document, the Merger Agreement or the Transaction or directing that the Transaction not be consummated.

        6.5. ERISA Compliance. Except as specifically disclosed on Schedule 6.5:

                (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has a Material Adverse Effect.

                (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        6.6. Margin Regulations; Investment Company Act; etc. No Obligor is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Credit Extensions hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors. No Obligor or any of its Subsidiaries (a) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (b) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

        6.7. Title to Properties. The Borrower and each of its Subsidiaries has good title to, or valid leasehold interests in, all of their respective assets and properties, except where the failure to have such good title or leasehold interests could not, individually or in the aggregate, have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

        6.8. Taxes. The Borrower and its Subsidiaries have filed all material tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by such Obligor or its respective Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained, and (b) immaterial taxes; provided that in each case no material item or portion of property of any Obligor or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited. The Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Code. The Merger will not affect the qualification of the distribution of the Company from Alleghany Corporation as a transaction in which no gain or loss is recognized under
Section 355 of the Code and will not affect the AAM Distribution as a transaction in which no loss or gain is recognized under Section 355 of the Code.

        6.9. Financial Condition. (a) The audited consolidated financial statements of the Borrower, the Company and their respective Subsidiaries, dated December 31, 1998, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the Fiscal Year ended on such date:

                (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                (ii) fairly present in all material respects the respective financial condition of the Borrower and its Subsidiaries and the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                (iii) except as specifically disclosed on Schedule 6.9, show all material Indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries and of the Company and its Subsidiaries, respectively, as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

        (b) The financial statements of the Insurance Subsidiaries of the Borrower and of the Company, dated December 31, 1998:

                (i) were prepared in accordance with SAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and

                (ii) fairly present in all material respects in accordance with SAP the financial condition of the Insurance Subsidiaries as of the date thereof and results of operations for the period covered thereby.

        (c) The pro forma consolidated balance sheet of the Borrower delivered to the Lenders pursuant to Section 5.1(h), giving effect to the Transaction, was based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made.

        (d) Since December 31, 1998 there has been no Material Adverse Change.

        6.10. Environmental Compliance. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims do not, individually or in the aggregate, have a Material Adverse Effect.

        6.11. Copyrights, Patents, Trademarks and Licenses, etc. The Borrower and each of its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses and other rights that are used by the Borrower or such Subsidiary in connection with the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to have any such rights could not have a Material Adverse Effect.

        6.12. Subsidiaries. (a) The Borrower and the Company have no Subsidiaries other than those specifically disclosed on Schedule 6.12 and, after the Effective Date, those permitted in accordance with Section 8.3, and there are no restrictions on the Borrower or any of its Material Subsidiaries or the Company or any of its Material Subsidiaries which prohibit or otherwise restrict
(i) the ability of the Borrower or any of its Material Subsidiaries or the Company or any of its Material Subsidiaries to grant any Liens on any of their respective assets or (ii) the transfer of cash or other assets from any Material Subsidiary of the Borrower or the Company to the Borrower, other than prohibitions or restrictions existing under or by reason of any Loan Document, Legal Requirements and customary non-assignment provisions in contracts entered into in the ordinary course of business and consistent with past practices.

        (b) Schedule 6.12 contains a complete and correct list of all of the Borrower's Material Subsidiaries as to which the execution and delivery of the Subsidiary Guaranty is not unlawful.

        6.13. Solvency. The Borrower is Solvent.

        6.14. Full Disclosure. (a) All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent and/or any Lender (including (i) the Confidential Memorandum and (ii) all information contained in the Loan Documents) for purposes of or in connection with this Agreement or any transactions contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to the Administrative Agent and/or any Lender will be, true and complete in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this paragraph (a), such factual information shall not include projections and pro forma financial information.

        (b) The projections and pro forma financial information contained in the factual information referred to in clause (a) above were or are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made.

        6.15. Insurance Subsidiaries. All of the Annual Statements and Interim Statements, together with any other financial or similar statements of the Insurance Subsidiaries provided to the Administrative Agent, or which shall hereafter be provided to the Administrative Agent pursuant to the terms of any Loan Document, are full and true statements of all of the assets and liabilities and of the condition and affairs of the said Insurance Subsidiaries.

        6.16. Merger Agreement; Representations; Consummation of Transaction.
(a) To the best of the Borrower's knowledge, all the representations and warranties set forth in the Merger

Agreement are true and correct in all material respects as of the dates when made and deemed made thereunder.

        (b) As of the Closing Date, the Transaction has been consummated in accordance with, in all material respects, the terms and conditions of the Merger Agreement (without any amendment or waiver with respect thereto) and all applicable Laws. All material consents and approvals of, and material filings and registrations with, and all other material actions in respect of, all Governmental Authorities required in order to consummate the Transaction in accordance with the terms and conditions of the Merger Agreement and all applicable material laws have been, or prior to the time required, will have been, obtained, given, filed or taken (with no concessions, agreements or understandings having been made or entered into by the Borrower or any of its Subsidiaries in connection therewith other than those disclosed to the Lenders in writing prior to the Closing Date and found reasonably acceptable by the Administrative Agent) and are or will be in full force and effect. All applicable waiting periods with respect thereto have, or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any Governmental Authority which restrains, prevents, or imposes material adverse conditions upon the consummation of the Transaction. Additionally, there does not exist any judgment, order, or injunction prohibiting or imposing material adverse conditions upon the Transaction or the performance by the Borrower of its obligations under the Merger Agreement or the Loan Documents. The aggregate amount of all costs, fees and expenses (excluding in any event expenses relating to severance and retention) required to be paid by the Borrower and its Subsidiaries in connection with and on or about the time of the consummation and financing of the Transaction does not exceed $50,000,000.

        6.17. Compliance with Statutes, etc. The Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, in the aggregate, have a Material Adverse Effect.

        6.18. Year 2000. The Year 2000 date change has not resulted in disruption of the Borrower's and its Subsidiaries' computer hardware, software, databases, systems and other equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's or its Subsidiaries' systems interface), or to the Borrower's or its Subsidiaries' operations or business systems, or to the best of the Borrower's and its Subsidiaries' knowledge, to the operations or business systems of the Borrower's major vendors, customers, suppliers and counterparties. The Borrower has no reason to believe that liabilities and expenditures related to the Year 2000 date change (including, without limitation, costs caused by reprogramming errors, the failure of others' systems or equipment and the potential liability, if any, of the Borrower or its Subsidiaries for Year 2000 related costs incurred or disruption experienced by others) will result in a Default or a Material Adverse Effect.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

        At all times prior to the Termination Date, the Borrower will comply with the terms of this Article (and, on the Closing Date, after giving pro forma effect to the consummation of the Merger).

        7.1. Financial Statements. The Borrower shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent, with sufficient copies for each Lender:

                (a) as soon as available, but not later than 105 days after the end of each Fiscal Year, a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries (and for the 1999 Fiscal Year, of the Company and its Subsidiaries) as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of KPMG LLP or another nationally recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower's or any Subsidiary's (or the Company's or any of its Subsidiaries) records, and shall not contain any qualification or exception which is of a "going concern" or similar nature;

                (b) as soon as available, but not later than 60 days after the end of each of the first three Fiscal Quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries (and for the 1999 Fiscal Year and the first Fiscal Quarter of the 2000 Fiscal Year, of the Company and its Subsidiaries, unless covered in the Borrower's financial statements) as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and the Subsidiaries as of the date thereof;

                (c) as soon as available, but not later than 105 days after the end of each Fiscal Year, a copy of an unaudited consolidating balance sheet of the Borrower and its Subsidiaries (but not until 105 days after the end of the 2000 Fiscal Year, in the case of Subsidiaries which, prior to the Merger, were Subsidiaries of the Company) as at the end of such year and the related consolidating statement of income for such year, certified by a Responsible Officer as having been developed and used in connection with preparation of the financial statements referred to in Section 7.1(a);

                (d) as soon as available, but not later than 60 days after the end of each of the first three Fiscal Quarters of each fiscal year, a copy of the unaudited consolidating balance sheets of the Borrower and its Subsidiaries (but not until the end of the third Fiscal Quarter of the 2000 Fiscal Year in the case of Subsidiaries which, prior to the Merger, were Subsidiaries of the Company), and the related consolidating statements of income for such quarter, all certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in Section 7.1(b);

                (e) as soon as available, but not later than 75 days after the end of each Fiscal Year, a copy of the Annual Statement of each Material Insurance Subsidiary for such Fiscal Year prepared in accordance with SAP and accompanied by the certification of a Responsible Officer authorized by the chief financial officer of such Material Insurance Subsidiary that such Annual Statement presents fairly in accordance with SAP the financial position of such Material Insurance Subsidiary for the period then ended;

                (f) as soon as possible, but no later than 60 days after the end of each of the first three Fiscal Quarters of each fiscal year, a copy of the quarterly Interim Statement of each Material Insurance Subsidiary for each such Fiscal Quarter, all prepared in accordance with SAP and accompanied by the certification of a Responsible Officer authorized by the chief financial officer of such Insurance Subsidiary that all such quarterly statements present fairly in accordance with SAP the financial position of such Insurance Subsidiary for the period then ended;

                (g) within 75 days after the close of each Fiscal Year, a copy of each Material Insurance Subsidiary's "Statement of Actuarial Opinion" which is provided to the Department (or equivalent information should the Department no longer require such a statement) as to the adequacy of loss reserves of such Material Insurance Subsidiary, which opinion shall be in the format prescribed by the Insurance Code; and

                (h) as soon as available, a copy of the Management Discussion and Analysis filed with the Department with respect to any of the foregoing financial statements and such other information.

        7.2. Certificates; Other Information. After the Closing Date, the Borrower shall furnish to the Administrative Agent, with sufficient copies for each Lender:

                (a) concurrently with the delivery of the financial statements referred to in Section 7.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                (b) concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

                (c) promptly, copies of all financial statements and material reports that the Borrower or any of its Subsidiaries sends or may make to, or file with, any applicable Department;

                (d) the following certificates and other information:

                        (i) not later than 30 days after the end of each Fiscal
                Year, to the extent prepared by the Borrower, a copy of the Borrower's budget for the following Fiscal Year, together with revised projections through the Term Maturity Date;

                        (ii) not later than 60 days after received, a copy of
                any final financial examination reports or market conduct examination reports issued by a Governmental Authority with respect to any Material Subsidiary of the Borrower (and the Borrower, should it at any time engage or become involved in the business of insurance), relating to the insurance business of each Material Subsidiary or, if applicable, the Borrower (when, and if, prepared) and of any and all interim reports; provided that such Subsidiary or, if applicable, the Borrower shall not have to deliver any interim report hereunder if (A) the items described in such report could not reasonably have a Material Adverse Effect or (B) a final report is issued and delivered to the Administrative Agent within 90 days of such interim report;

                        (iii) within two Business Days of the receipt of such
                notice, notice of the actual suspension, termination or revocation of any material license of the Borrower or any of its Material Subsidiaries by any Governmental Authority or notice from any Governmental Authority notifying the Borrower or any of its Material Subsidiaries of a hearing relating to such a suspension, termination or revocation, including any request by a Governmental Authority which commits the Borrower or any of its Material Subsidiaries to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of the Borrower or any of its Material Subsidiaries to conduct its business;

                        (iv) within two Business Days of the receipt of such
                notice, notice of any material pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews) by any Governmental Authority concerning the business practices or operations of the Borrower or any of its Material Subsidiaries; and

                        (v) promptly upon the receipt of such notice, notice of
                any actual material changes in the Insurance Code governing the investment or dividend practices of insurance companies domiciled in any of the states in which any Insurance Subsidiary is domiciled;

                (e) promptly, copies of all financial statements and reports that the Borrower sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Borrower or any of its Subsidiaries may make to, or file with, the SEC;

                (f) promptly upon (i) the acquisition by the Borrower or any of its Subsidiaries of any Person which engages in any material respect in an insurance business or (ii) any Subsidiary of the Borrower or any of its Subsidiaries becoming engaged in any material respect in an insurance business, a certificate of a Responsible Officer stating that such Person or Subsidiary shall be deemed to be an "Insurance Subsidiary" for all purposes of each Loan Document;

                (g) promptly, but in any event within two days of having knowledge thereof, notice of any change in the ratings by either Rating Agency of any senior unsecured Indebtedness of the Borrower;

                (h) promptly, but in any event within two days of having knowledge thereof, notice of any change in the "financial strength" rating by either Rating Agency of any Material Insurance Subsidiary; and

                (i) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

        7.3. Notices. After the Closing Date, the Borrower shall promptly notify the Administrative Agent:

                (a) promptly after a Responsible Officer of the Borrower obtains knowledge thereof, of (i) the occurrence of any event that constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries (x) in which the amount of damages claimed is $5,000,000 (or its equivalent in another currency or currencies) or more as to the Borrower and all Subsidiaries other than Insurance Subsidiaries or (y) that has a Material Adverse Effect; and

                (b) of the occurrence of any of the following events affecting the Borrower or any ERISA Affiliate (but in no event more than 10 days after a Responsible Officer of the Borrower obtains knowledge of such event), and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event:

                        (i) an ERISA Event;

                        (ii) a material increase in the contributions to, or the
                Unfunded Pension Liability of, any Pension Plan since the last annual valuation date;

                        (iii) the adoption of, or the commencement of
                contributions to, any Plan subject to Section 412 of the Code by the Borrower or any ERISA Affiliate; or

                        (iv) the adoption of any amendment to a Plan subject to
                Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

                (c) of any material change in accounting policies or financial reporting practices by the Borrower or any of its consolidated Material Subsidiaries.

        Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 7.3(a) shall describe with particularity all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

        7.4. Preservation of Corporate Existence, etc. The Borrower shall, and shall cause each Material Subsidiary to:

                (a) preserve and maintain in full force and effect its corporate existence and good standing under the Laws of its state or jurisdiction of incorporation (provided that the Borrower and its Restricted Subsidiaries may consummate any transaction permitted under Section 8.2);

                (b) preserve and maintain in full force and effect all material governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business, except to the extent that the failure to do so could not have a Material Adverse Effect;

                (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                (d) in the case of the Borrower, engage in no business (other than as conducted on the Effective Date) except to hold the Equity Interests of its Subsidiaries.

        7.5. Maintenance of Property. The Borrower will, and will cause each of its Subsidiaries to, ensure that its properties and equipment used or useful in its business in whomsoever's possession they may be to the extent that it is within the Borrower's or such Subsidiary's control to cause same, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses and consistent with third-party leases, except in each case to the extent the failure to do so could not have a Material Adverse Effect.

        7.6. Insurance. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, insurance in full force and effect with respect to its properties and business in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice.

        7.7. Payment of Taxes. The Borrower shall, and shall cause each Subsidiary to, pay and discharge all material taxes, assessments and governmental charges or levies upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a material Lien upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any of its Subsidiaries shall be required hereunder to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

        7.8. Compliance with Laws. The Borrower shall comply, and shall cause each Subsidiary to (a) comply with the requirements of all applicable Laws and orders of any Governmental Authority, noncompliance with which has a Material Adverse Effect and (b) conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

        7.9. Compliance with ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

        7.10. Inspection of Property and Books and Records. The Borrower shall permit, and shall cause each Material Subsidiary to permit, representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, when a Default or Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

        7.11. Interest Rate Protection Agreements. The Borrower shall, within one year after the Closing Date, enter into interest rate swap, cap or collar agreements (or fixed rate refinancing arrangements) with respect to the Term Loans in amounts and with counterparties, and on terms and conditions reasonably satisfactory to the Administrative Agent and the Borrower.

        7.12. Use of Proceeds. The Borrower shall use the initial Credit Extensions to fund, in part, the Transaction and to pay costs and expenses related thereto and hereto, and, thereafter, the Borrower may use Credit Extensions for general corporate purposes.

        7.13. Future Subsidiaries. Without limiting the effect of any provision contained herein (including Section 8.3), upon any Person becoming, after the date hereof, a direct or indirect Domestic Subsidiary of the Borrower that is a Material Subsidiary, but not an Insurance Subsidiary or an Excluded Subsidiary, the Borrower shall cause such Domestic Subsidiary to promptly execute the Subsidiary Guaranty.

        7.14. Merger Agreement. The Borrower shall, and shall cause its Subsidiaries to, comply with all the covenants contained in the Merger Agreement for the express benefit of the Administration Agent and the Lenders, including without limitation Section 7.2 thereof.

        7.15. Maintenance of Corporate Separateness. The Borrower shall, and shall cause each of its Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings and the maintenance of corporate offices and records. Neither the Borrower nor any Restricted Subsidiary shall make any payment to a creditor of any Excluded Subsidiary in respect of any liability of such Excluded Subsidiary other than in connection with Contingent Obligations permitted hereunder, and no bank account of an Excluded Subsidiary shall be commingled with any bank account of the Borrower or any of its Restricted Subsidiaries. Any financial statements distributed to any creditors of an Excluded Subsidiary shall clearly establish the separateness of such Excluded Subsidiary from the Borrower and its Restricted Subsidiaries. Neither the Borrower nor any of its Subsidiaries shall take action, or conduct its affairs in a manner, which is likely to result in the corporate existence of any Excluded Subsidiary being ignored by any court of competent jurisdiction, or in the assets and liabilities of the Borrower or any Restricted Subsidiary being substantively consolidated with those of any Excluded Subsidiary in an Insolvency Proceeding.

        7.16. UTCs. The Borrower shall at all times cause a number of UTCs to be identified as Material Subsidiaries that, collectively, have EBITDA for the most recently ended Test Period that comprises at least 90% of the EBITDA of all UTCs in the aggregate, and shall cause each such UTC that can legally execute a guaranty to execute the Subsidiary Guaranty. The Borrower shall not, and shall not allow any of its non-Insurance Subsidiaries to, transfer its Equity Interests in a UTC to an Insurance Subsidiary.

        7.17. Debt Rating Downgrade. The Borrower covenants and agrees that, if the Borrower's Senior Unsecured Debt Rating is not rated Investment Grade by both Rating Agencies prior to the Closing Date or if the Borrower's Senior Unsecured Debt Rating ceases to be rated Investment Grade by both Rating Agencies at any time following the Closing Date, it will, and will cause each of its Domestic Subsidiaries that are Material Subsidiaries to, within 30 days following the Closing Date or, if such downgrade occurs after the Closing Date, within 30 days following the date of such downgrade, pledge to the Administrative Agent, for the benefit of the Lenders, pursuant to a pledge agreement (in form and substance satisfactory to the Administrative Agent), 100%, in the case of each Domestic Subsidiary, and 65%, in the case of each non-Domestic Subsidiary, of the issued and outstanding Equity Interests of each of its Subsidiaries; provided that each Domestic Subsidiary that is an Insurance Subsidiary shall only be required within such 30 day period to submit to the applicable Governmental Authorities applications for regulatory approval to so pledge such percentages of the Equity Interests of such Subsidiaries, and shall obtain such regulatory approvals within 210 days of the Closing Date or the date of such downgrade. The Borrower shall, and shall cause each such Subsidiary to, take all such actions as requested by the Administrative Agent to ensure that the Administrative Agent has a first priority perfected Lien on and security interest in all Equity Interests pledged in favor of the Administrative Agent and to deliver legal opinions addressed to all Lenders and the Administrative Agent, in form and substance, and from counsel, reasonably acceptable to the Administrative Agent, relating to the actions described in this Section. If, at any time thereafter, the Borrower's Senior Unsecured Debt Rating is rated Investment Grade by both Rating Agencies, the Administrative Agent shall, at the expense of the Borrower, release its Liens on the Equity Interests of Subsidiaries pledged hereunder and shall take all actions reasonably necessary to evidence such release.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

        At all times after the Closing Date and prior to the Termination Date, the Borrower will comply with the terms of this Article.

        8.1. Limitation on Liens. The Borrower shall not, and shall not allow any of its Restricted Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                (a) any Lien created under any Loan Document;

                (b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.7;

                (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith by appropriate proceedings diligently prosecuted;

                (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, reinsurance agreements and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

                (e) Liens existing on the Effective Date and identified on
        Schedule 8.1;

                (f) Liens consisting of pledges or deposits of cash or securities made by any Insurance Subsidiary as a condition to obtaining or maintaining any licenses issued to it by, or to satisfy the requirements of, any Department;

                (g) Liens consisting of judgment or judicial attachment Liens (other than arising as a result of claims under or related to Insurance Contracts, Retrocession Agreements or Reinsurance Agreements); provided that the enforcement of such Liens is effectively stayed or fully covered by insurance and all such liens in the aggregate at any time outstanding for the Borrower and its Restricted Subsidiaries do not exceed $15,000,000;

                (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Borrower and its Restricted Subsidiaries;

                (i) Liens securing obligations in respect of Capital Leases permitted pursuant to Section 8.4(d) on assets subject to such leases; provided that such Capital Leases are otherwise permitted hereunder;

                (j) Liens securing obligations permitted under Sections 8.4(f) and (g), to the extent such Liens are identified and permitted under such Sections;

                (k) Liens arising as a result of claims under or related to Insurance Contracts, Reinsurance Agreements or Retrocession Agreements in the ordinary course of business, or securing Indebtedness of Insurance Subsidiaries incurred or assumed in connection with the settlement of claim losses in the ordinary course of business of such Insurance Subsidiaries;

                (l) Liens on assets of a Person that becomes a Restricted Subsidiary after the Effective Date pursuant to a Permitted Acquisition securing Indebtedness permitted by

        Section 8.4(h), which Liens previously existed and were not created in contemplation thereof and which are not spread to cover any other property;

                (m) Liens on assets of the Borrower or its Restricted Subsidiaries securing Indebtedness owed to the Borrower or a Restricted Subsidiary;

                (n) so long as no Default or Event of Default has occurred and is continuing, other Liens securing obligations in an aggregate amount not exceeding $15,000,000; and

                (o) any extension, renewal or replacement of the foregoing; provided that the Liens permitted hereby shall not be spread to cover any additional Indebtedness or property (other than a substitution of like property).

        8.2. Consolidations and Mergers; Sales of Assets. The Borrower shall not, and shall not allow any of its Restricted Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any part of its assets (including receivables and Equity Interests, and in all cases whether now owned or hereafter acquired) to or in favor of any Person, except:

                (a) any Restricted Subsidiary may merge with the Borrower; provided that the Borrower shall be the continuing or surviving Person, or with any one or more Restricted Subsidiaries; provided that if any transaction shall be between a Restricted Subsidiary and a Restricted Subsidiary that is a Wholly-Owned Subsidiary, the Restricted Subsidiary that is a Wholly-Owned Subsidiary shall be the continuing or surviving Person;

                (b) any Restricted Subsidiary may sell all or any part of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Restricted Subsidiary that is a Wholly-Owned Subsidiary;

                (c) the Borrower or any Restricted Subsidiary may sell, lease, convey or otherwise dispose of assets if such sale, lease, conveyance or other disposition is (i) of portfolio Investments in the ordinary course of its business at fair market value, (ii) of obsolete, worn-out or surplus property, (iii) a sale of property to the extent such property is exchanged for credit against the purchase price of similar replacement property or the Net Disposition Proceeds thereof are promptly applied to the purchase of such replacement property; (iv) ordinary course dispositions of real estate and related properties in connection with relocation activities for employees of the Borrower and its Restricted Subsidiaries; (v) dispositions of tangible property as part of a like kind exchange under Section 1031 of the Code in the ordinary course of business; (vi) dispositions of real estate and related properties as part of the resolution or settlement of claims under an Insurance Contract in the ordinary course of business; and
        (vii) other Dispositions of assets and properties since the Effective Date with an aggregate fair market value of $10,000,000;

                (d) Dispositions of properties directly related to the consolidation of the Company with the Borrower (including Dispositions of real estate owned by the Company) set forth on Schedule 8.2 for fair market value; provided that (i) together with its delivery of the Compliance Certificate, the Borrower shall provide the Administrative Agent with a status update as to such dispositions and the proceeds received to such date, (ii) the Borrower shall have complied with all the requirements of Section 3.3(a), if and to the extent the Net Disposition Proceeds from all dispositions made pursuant to this clause
        (d) exceeds $25,000,000, and (iii) after $25,000,000 in Net Disposition Proceeds have been received by the Borrower and/or its Restricted Subsidiaries pursuant to this clause (d), the consideration for all further dispositions shall comprise at least 50% cash; and

                (e) so long as no Default or Event of Default shall have occurred and be continuing or would occur after giving effect thereto, the Borrower or any Restricted Subsidiary may sell, lease, convey or otherwise dispose of any other assets in any transaction that constitutes a Disposition; provided that the Borrower complies with all the requirements of Section 3.3(a); and provided, further, that (i) all of such dispositions shall be for fair market value, (ii) at least 50% of the consideration received for such dispositions shall be cash and
        (iii) the aggregate fair market value of all assets so disposed of from and after the Effective Date pursuant to this clause (e) shall not exceed $10,000,000 in any Fiscal Year or $60,000,000 in the aggregate since the Effective Date.

        8.3. Loans, Acquisitions and Investments. The Borrower shall not purchase or acquire, and shall not allow any of its Restricted Subsidiaries to purchase or acquire, or make any commitment to purchase or acquire, any Equity Interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in any Person including any Affiliate of the Borrower (together, "Investments"), except for:

                (a) Investments held by the Borrower or any of its Restricted Subsidiaries in the form of (i) Primary Investments and (ii) so long as no Default or Event of Default has occurred and is continuing at the time of the making of such Investment, Secondary Investments; provided that, (A) such Investments comply with all Legal Requirements, (B) the aggregate amount of Secondary Investments shall not exceed 15% of the aggregate amount of the Borrower's total investment portfolio and (C) the aggregate amount of Investments in Secondary Investments that are issued by a single issuer shall not exceed 2.5% of the aggregate amount of the Borrower's total investment portfolio (with all valuations for purposes of compliance with this clause (ii) being on a cost basis);

                (b) extensions of credit and capital contributions by the Borrower to any of its Subsidiaries existing on the Closing Date or to new Subsidiaries created after the Closing Date in accordance with this Agreement or by any of its Subsidiaries to another of its Subsidiaries existing on the Closing Date or to new Subsidiaries created after the Closing Date in accordance with this Agreement; provided that (i) the aggregate amount of investments permitted to be made (whether pursuant to this clause (b)(i) or otherwise, including investments permitted pursuant to clause (e) below) in Excluded Subsidiaries and in any and all other Subsidiaries engaged in the same or a similar business shall not exceed 15% of Net Worth, as reflected in the most recent financial statements delivered to the Administrative Agent pursuant to this Agreement, and (ii) the aggregate amount of investments permitted to be made (whether pursuant to this clause (b)(ii) or otherwise, including investments permitted pursuant to clause (e) below) in the restaurant business shall not exceed $30,000,000 (valued on a cost basis);

                (c) Investments by the Insurance Subsidiaries in the ordinary course of business and in compliance with all applicable regulatory requirements;

                (d) Investments incurred in order to consummate the Merger pursuant to the terms of the Merger Agreement;

                (e) Investments existing on the Effective Date and identified on
        Schedule 8.3;

                (f) extensions of credit in the nature of accounts receivable, notes receivable, lease obligations and similar obligations arising in the ordinary course of business;

                (g) note and loan receivables held by the Borrower and its Restricted Subsidiaries with an aggregate book value, determined in accordance with GAAP, for the Borrower and all of its Restricted Subsidiaries not to exceed $50,000,000 (inclusive of any thereof permitted under clause (e) above);

                (h) Investments constituting Permitted Acquisitions;

                (i) Investments consisting of non-cash proceeds from Dispositions permitted under Section 8.2(c), (d) and (e); and

                (j) so long as no Default or Event of Default has occurred and is continuing, other Investments in an aggregate amount not to exceed $25,000,000 at any one time outstanding.

        8.4. Limitation on Indebtedness. The Borrower shall not, and shall not allow any of its Restricted Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                (a) Indebtedness incurred pursuant to this Agreement;

                (b) Indebtedness consisting of Contingent Obligations in an aggregate amount not to exceed (in respect of obligations of all Persons other than Excluded Subsidiaries) $25,000,000 at any one time outstanding and (in respect of obligations of Excluded Subsidiaries) that dollar amount which when added to all Investments in all Excluded

        Subsidiaries permitted under Section 8.3(b)(i) does not exceed 15% of Net Worth as reflected in the most recent financial statements delivered to the Administrative Agent pursuant to this Agreement;

                (c) Indebtedness existing on the Effective Date and identified on Schedule 8.4;

                (d) Indebtedness incurred in the ordinary course of business in connection with (i) Capital Leases which are non-recourse to the Borrower or its Restricted Subsidiaries and (ii) other Capital Leases in an aggregate amount not to exceed $10,000,000 at any one time outstanding;

                (e) Obligations under Swap Contracts entered into for hedging purposes;

                (f) Indebtedness of the Borrower and its Restricted Subsidiaries having a maturity of 92 days or less representing borrowings from a bank or banks with which the Borrower or such Restricted Subsidiary has a depository relationship, which borrowings shall be fully secured by Cash Equivalents purchased by the Borrower or such Restricted Subsidiary with the proceeds of such borrowings;

                (g) Obligations incurred in the ordinary course of business in connection with "1031 exchange" or relocation service transactions and secured by the properties which are the subject of such transactions;

                (h) Indebtedness of a Person that becomes a Restricted Subsidiary after the Effective Date pursuant to a Permitted Acquisition, which Indebtedness previously existed and was not created in contemplation thereof;

                (i) so long as no Default or Event of Default has occurred and is continuing at the time of incurrence thereof, unsecured Indebtedness of the Borrower in an aggregate principal amount not to exceed $300,000,000 at any one time outstanding; provided that the Net Debt Proceeds of such Indebtedness shall be used to prepay the Loans in accordance with Section 3.3(b) and such Indebtedness (i) shall mature no earlier than seven years from the Closing Date, (ii) shall not have any scheduled principal payments or provide for any mandatory prepayments or redemptions or repurchases not otherwise provided to the Lenders hereunder (including by way of a default under this Agreement) prior to the date that is seven years after the Closing Date, and (iii) has covenants, defaults and other terms and conditions (other than interest rates) no more restrictive than those contained in this Agreement;

                (j) so long as no Default or Event of Default has occurred and is continuing at the time of incurrence thereof, (i) other Indebtedness of the Borrower in an aggregate principal amount not to exceed $40,000,000 at any one time outstanding, (ii) other Indebtedness of Subsidiary Guarantors of the Borrower in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding, and (iii) other Indebtedness of

        Restricted Subsidiaries of the Borrower in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding; provided that in any event the aggregate amount of Indebtedness permitted pursuant to the foregoing clauses (i), (ii) and (iii) shall not exceed $40,000,000 at any one time outstanding;

                (k) obligations consisting of guarantees of Indebtedness of insurance agents of an Insurance Subsidiary in an aggregate amount not to exceed $15,000,000 at any one time outstanding;

                (l) Indebtedness of the Borrower or a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary; and

                (m) any extensions, renewals or refinancings of the foregoing or terms substantially similar to, or more favorable to the Borrower than (but not less favorable to the Lenders), the terms of the Indebtedness being extended, renewed or refinanced.

        8.5. Transactions with Affiliates. The Borrower shall not, and shall not allow any of its Subsidiaries to, enter into any transaction with any Affiliate of the Borrower, except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary; provided that the foregoing restrictions shall not apply to (a) customary fees paid to members of the Board of Directors of the Borrower and its Subsidiaries,
(b) transactions permitted by Section 8.6 and (c) the performance of any of the agreements identified on Schedule 8.5.

        8.6. Restricted Payments. The Borrower shall not, and shall not allow any of its Restricted Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its Equity Interests, or purchase, redeem or otherwise acquire for value any shares of its Equity Interest or any warrants, rights or options to acquire such shares, now or hereafter outstanding, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Indebtedness described in Section 8.4(j) (collectively, "Restricted Payments"), except that (a) any Restricted Subsidiary may pay dividends and tax sharing payments to the corporations which own its Equity Interest and (b) the Borrower may, so long as before and after giving effect to any such payment no Event of Default or Default shall have occurred:

                (i) declare and make dividend payments or other distributions payable solely in its Equity Interests;

                (ii) purchase, redeem or otherwise acquire Equity Interests or warrants or options to acquire any such Equity Interests, or prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire such Indebtedness, with the proceeds received from the substantially concurrent issue of new Equity Interests or Indebtedness, as applicable, with substantially the same terms or terms which are more favorable to the Borrower;

                (iii) declare and make other Restricted Payments; provided that, so long as the Total Debt to Total Capitalization Ratio shall exceed 0.35:1 (both before and after giving effect thereto), the aggregate amount of all such Restricted Payments made after the Closing Date pursuant to this clause (iii) shall not exceed the sum of $30,000,000 plus 50% of the Net Income of the Borrower and its Restricted Subsidiaries after the Closing Date; and

                (iv) pay cash dividends declared by the Company for which the record date is on or prior to the Merger and the payment date is after the Closing Date, and in amounts permitted by the Merger Agreement, including the provisions of Section 8.5 thereof.

        8.7. Change in Business. The Borrower shall not, and shall not allow any of its Material Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the date hereof and businesses directly related thereto.

        8.8. Accounting Changes. The Borrower shall not, and shall not allow any of its Material Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP or SAP, or change the fiscal year of the Borrower or of any Subsidiary.

        8.9. Financial Covenants. The Borrower shall not permit any of the events set forth below to occur.

                (a) The Borrower shall not permit its Net Worth as of the Closing Date or as at the end of any Fiscal Quarter after the Closing Date to be less than (i) $850,000,000, plus (ii) 50% of Net Income (in excess of zero) for the period from the beginning of the first full Fiscal Quarter following the Closing Date to the last day of the Fiscal Quarter for which such determination is made, plus (iii) 100% of cumulative cash equity contributions received by the Borrower after the Closing Date through the issuance of Equity Interests.

                (b) The Borrower shall not permit, at the end of any Fiscal Quarter occurring during any period set forth below, its Debt Service Coverage Ratio to be less than the ratio set forth opposite such period below:

                                                    Debt Service
            Period                                 Coverage Ratio
       -------------------------                   --------------
       Closing Date through (and                       1.65:1
       including) 03/31/01

       04/01/01 through (and                           1.65:1
       including) 03/31/02

       04/01/02 through (and                           1.70:1
       including) 03/31/03

       04/01/03 and thereafter                         1.75:1

                (c) The Borrower shall not permit, at any time after the Closing Date, the combined Statutory Surplus of the Insurance Subsidiaries to be less than $335,000,000.

                (d) The Borrower shall not permit, on the Closing Date and at the end of any Fiscal Quarter occurring during any period set forth below, its Total Debt to Total Capitalization Ratio to be greater than the ratio set forth opposite such period below:


                                                 Total Debt to Total
                Period                          Capitalization Ratio
        -------------------------               --------------------
        Closing Date through (and                      0.45:1
        including) 03/31/01

        04/01/01 through (and                          0.40:1
        including) 03/31/02

        04/01/02 through (and                          0.35:1
        including) 03/31/03

        04/01/03 and thereafter                        0.30:1


        8.10. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not allow any of its Restricted Subsidiaries to, enter into any agreement (other than pursuant to Legal Requirements and excluding any Loan Document) prohibiting:

                (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any of its Restricted Subsidiaries to amend or otherwise modify any Loan Document; or

                (b) the ability of any of its Restricted Subsidiaries to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Restricted Subsidiary to make any payment, directly or indirectly, to the Borrower.

        8.11. ERISA. At any time engage in a transaction which could be subject to Sections 4069 or 4212(c) of ERISA, or permit any Pension Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, has a Material Adverse Effect.

        8.12. Modification of Certain Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in, the Merger Agreement or the Tax Sharing Agreement.

        8.13. Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries (other than FNFC, Micro General and their respective Subsidiaries) to, make or commit to make Capital Expenditures in any Fiscal Year which aggregate in excess of $50,000,000 for such Fiscal Year; provided that to the extent Capital Expenditures are made or committed to be made in any Fiscal Year in an amount less than the maximum amount permitted for such Fiscal Year, the Capital Expenditures which the Borrower or any of its Subsidiaries may make or commit to make in the next following Fiscal Year shall be increased by the amount of the permitted Capital Expenditures not so made or committed to be made in the immediately preceding Fiscal Year.


                                   ARTICLE IX

                                EVENTS OF DEFAULT

        9.1. Event of Default. Any of the following shall constitute an "Event of Default" (with all references to the "Borrower" or an "Obligor" to be deemed to also be references to the Company and all references to "Subsidiaries" to be deemed to also be references to the Company's Subsidiaries, in each case until the Closing Date, except where the context otherwise requires):

                (a) Non-Payment. The Borrower fails to make (i) when and as required to be made herein, payments of any amount of principal of any Loan or (ii) within five days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                (b) Representation or Warranty. Any representation or warranty by the Borrower or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower, any Subsidiary or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                (c) Specific Defaults. The Borrower or any Subsidiary Guarantor fails to perform or observe any term, covenant or agreement contained in any of Section 7.3 or Section 7.13 or Sections 8.1 through 8.13 applicable to it; or

                (d) Other Defaults. The Borrower or any Subsidiary Guarantor fails to perform or observe any other term or covenant contained in any Loan Document to which it is a party, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Borrower or such Subsidiary Guarantor by the Administrative Agent; or

                (e) Cross-Default. The Borrower or any of its Material Subsidiaries (i) fails to make any payment in respect of any Indebtedness (other than the Obligations) in an aggregate amount of more than $15,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure in either case if the effect of such failure of payment or performance, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or, in the case of such Indebtedness consisting of Contingent Obligations of Applicable Debt, to become payable and not be paid in full in accordance with its terms; or

                (f) Insolvency; Voluntary Proceedings. The Borrower or any Material Subsidiary (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course (except as permitted under Section 8.2);
        (iii) commences any Insolvency Proceeding with respect to itself; or
        (iv) takes any action to effectuate or authorize any of the foregoing;
        or

                (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower, or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of the Borrower's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Borrower or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. Law) is ordered in any

        Insolvency Proceeding; or (iii) the Borrower or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business; or

                (h) ERISA. Other than in connection with the actions described on Schedule 6.5, (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $1,000,000; or (iii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under
        Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000; or

                (i) Judgments. One or more final judgments, orders, decrees or arbitration awards is entered against the Borrower or any of its Material Subsidiaries involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage or by reserves duly established in accordance with GAAP) as to any single or related series of transactions, incidents or conditions, involving a liability of $15,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

                (j) Change of Control. There occurs any Change of Control; or

                (k) Loss of Material License. The Borrower or any of its Subsidiaries loses or has terminated or expired a material license, the loss, expiration or termination of which has a Material Adverse Effect; or

                (l) Environmental Damages. A reasonable basis shall exist for the assertion against the Borrower or any of its Restricted Subsidiaries or any predecessor in interest of the Borrower or any of its Restricted Subsidiaries of (or there shall have been asserted against the Borrower or any of its Restricted Subsidiaries) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Borrower or any of its Restricted Subsidiaries or predecessors thereof that, in the judgment of the Majority Lenders are reasonably likely to be determined adversely to the Borrower or such Restricted Subsidiary and the amount payable as a result thereof has a Material Adverse Effect (after deducting such amounts that are reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

                (m) Governmental Action. The Borrower or any of its Restricted Subsidiaries shall be required by any applicable bank regulatory authority, any applicable insurance regulatory authority or other Governmental Authority to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement (including any capital maintenance agreement) that directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes material adverse conditions upon the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of Investments or the Disposition of property or requires the making of capital contributions to, or other Investments in, any such Restricted Subsidiary in an aggregate amount which has a Material Adverse Effect; or

                (n) Governmental Action. Any Loan Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor thereto, or any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

        9.2. Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Lenders:

                (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;

                (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, all without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and/or

                (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law; provided that upon the occurrence of any event specified in clauses (f) or (g) of Section 9.1 (in the case of clause (g)(i), upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become immediately due and payable without further act of the Administrative Agent or any Lender.

        9.3. Rights Not Exclusive. The rights provided for in each Loan Document are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by Law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

        10.1. Appointment and Authorization; "Administrative Agent". (a) Each Lender hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of each Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of any Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in any Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

        (b) Each Revolving Lender hereby irrevocably (subject to Section 10.9) appoints the Swing Line Lender to act on behalf of the Revolving Lenders with respect to any Swing Line Loans made by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Majority Lenders to act for the Swing Line Lender with respect thereto; provided that the Swing Line Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans made by it or proposed to be made by it, in each case, as fully as if the term "Administrative Agent," as used in this
Article X, included the Swing Line Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Swing Line Lender.

        10.2. Delegation of Duties. The Administrative Agent may execute any of its duties under any Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        10.3. Limitation on Liability of Agent and Agent-Related Persons. None of the Administrative Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, any Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

        10.4. Reliance by Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

        (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

        10.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will promptly notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Article IX; provided that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

        10.6. Credit Decision. Each Lender acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, the value of and title to any Collateral, and all applicable Lender regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under any Loan Document, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Administrative Agent-Related Persons.

        10.7. Indemnification of Agent and Agent-Related Persons. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), in accordance with its Total Percentage or, if indemnification is sought after Commitments are terminated or expire, the Total Percentages in effect immediately prior to such termination or expiration, from and against all Indemnified Liabilities; provided that no Lender shall be liable for the payment to the Administrative Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including legal costs and expenses) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

        10.8. Administrative Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Credit Extensions, BofA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent or the Swing Line Lender, and the terms "Lender" and "Lenders" include BofA in its individual capacity.

        10.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall, so long as no Event of Default has occurred and is continuing, be approved by the Borrower, which approval shall not be unreasonably withheld or delayed. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders, which successor agent shall, so long as no Event of Default has occurred and is continuing, be approved by the Borrower, which approval shall not be unreasonably withheld or delayed. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article and Sections
11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Administrative Agent at the request of the Majority Lenders unless BofA shall also simultaneously be replaced as "Swing Line Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

        10.10. Documentation Agent and Co-Documentation Agent. Notwithstanding anything else to the contrary contained in any Loan Document, the Documentation Agent and the Co-Documentation Agent, in such capacities, shall have no duties or responsibilities under this any Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Loan Document or otherwise exist against the Documentation Agent or the Co-Documentation Agent, in such capacities.

                                   ARTICLE XI

                                  MISCELLANEOUS

        11.1. Amendments and Waivers. No amendment or waiver of any provision of any Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Administrative Agent at the written request of the Majority Lenders) and the Borrower and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, in addition:

                (a) no such waiver, amendment or consent shall, unless in writing and signed by the Borrower and each Lender directly affected thereby and acknowledged by the Administrative Agent, do any of the following:

                        (i) increase the amount of or extend the Commitment of
                any Lender (or reinstate any Commitment terminated pursuant to Section 9.2);

                        (ii) postpone or delay any date fixed by any Loan
                Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document; or

                        (iii) reduce any scheduled payment of principal of, or
                the rate of interest specified herein on, any Loan, or (subject to clauses (e), (f) and (g) below) any fees or other amounts payable hereunder or under any other Loan Document;

                (b) no such waiver, amendment or consent shall amend this Section or amend any provision herein providing for consent or other action by all Lenders, unless in writing and signed by the Borrower and all Lenders and acknowledged by the Administrative Agent;

                (c) in addition to the requirements set forth in clause (a) above, no such waiver, amendment or consent shall:

                        (i) increase or extend the Revolving Commitment, Short
                Term Revolving Commitment or Term Commitment, unless in writing and signed by the Borrower and Majority Revolving Lenders, Majority Short Term Revolving Lenders and Majority Term Lenders, as applicable, and acknowledged by the Administrative Agent;

                        (ii) decrease the amount of any mandatory prepayment to
                be received by the Revolving Lenders, the Term Lenders or the Short Term Revolving Lenders, unless in writing and signed by the Borrower and the Majority Revolving Lenders, the Majority Term Lenders or the Majority Short Term Revolving Lenders, as applicable, and acknowledged by the Administrative Agent; or

                        (iii) amend the definition of "Majority Revolving
                Lenders", "Majority Term Lenders" or "Majority Short Term Revolving Lenders" unless in writing and signed by the Borrower and all Lenders and acknowledged by the Administrative Agent;

                (d) no such waiver, amendment or consent shall release any Subsidiary Guarantor that is a Material Subsidiary from the Subsidiary Guaranty unless in writing and signed by all Lenders and acknowledged by the Administrative Agent;

                (e) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender (in addition to the Lenders required under this Section to sign such amendment, waiver or consent), affect the rights or duties of the Swing Line Lender under this Agreement, any Swing Line Loan or any other document relating to any Swing Line Loan made or to be made by it;

                (f) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent (in addition to the Lenders required under this Section to sign such amendment, waiver or consent), affect the rights or duties of the Administrative Agent under any Loan Document; and

                (g) the Fee Letter may not be amended, nor may the rights or privileges thereunder be waived, except in a writing executed by the parties thereto.

        11.2. Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission; provided that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 11.2 and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered to the address or facsimile number specified for notices on Schedule 11.2; or, as directed to the Borrower or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent.

        (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery, except that notices pursuant to Articles II, III or X to the Administrative Agent shall not be effective until actually received by the Administrative Agent, and notices pursuant to Article III to the Swing Line Lender shall not be effective until actually received by the Swing Line Lender at the address specified for the "Swing Line Lender" on Schedule 11.2.

        (c) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Borrower or any other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

        11.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. All remedies provided in this Agreement are cumulative, and not exclusive of other remedies, at Law or otherwise.

        11.4. Costs and Expenses. The Borrower shall:

                (a) pay or reimburse BofA (including in its capacity as Administrative Agent) (subject to Section 5.1.4) promptly for all reasonable costs and expenses incurred by BofA (including in its capacity as Administrative Agent) in connection with the development, preparation, delivery, execution, syndication and closing of, and all reasonable costs and expenses incurred by BofA (including in its capacity as Administrative Agent) in connection with any amendment, supplement, waiver or modification to (in each case, whether or not consummated), and ongoing legal advice in connection with, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees, costs and expenses of counsel incurred by BofA (including in its capacity as Administrative Agent and Swing Line Lender) with respect thereto; and

                (b) pay or reimburse the Administrative Agent, the Arranger and each Lender promptly for all costs and expenses, including reasonable and documented legal costs and expenses, incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under any Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

        11.5. Borrower Indemnification. The Borrower agrees to indemnify, save and hold harmless each Agent-Related Person and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Obligor, any of their Affiliates or any of their officers or directors; (b) any and all claims, demands, actions or causes of action arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Loan, or the relationship of any Obligor, the Administrative Agent and Lenders under this Agreement; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in clauses (a) or (b) above; and (d) any and all liabilities, losses, costs or expenses (including attorney costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding, including those liabilities caused by an Indemnitee's own negligence (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The obligations in this Section shall survive payment of all other Obligations. At the request of any Indemnified Person, the Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person, at the sole cost and expense of the Borrower.

        11.6. Marshalling; Payments Set Aside. Neither the Administrative Agent nor the Lenders shall be under any obligation to marshall any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by the Administrative Agent.



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

        11.7. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

        11.8. Assignments, Participations, etc. (a) Any Lender may, with the written consent of the Borrower and the Administrative Agent, each of which consents shall not be unreasonably withheld or delayed, at any time assign and delegate to one or more Eligible Assignees (provided that no consent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender or to another Lender, and no consent of the Borrower shall be required so long as a Default or Event of Default has occurred and is continuing) all or any portion, of its Commitments or Credit Extensions and the other rights and obligations of such Lender hereunder, in a minimum amount of the lesser of $5,000,000 and the full remaining amount of such Lender's Commitments or Credit Extensions (except that no such minimum shall be applicable to an assignment to a Lender or an Affiliate of a Lender); provided that the Borrower and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Eligible Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Eligible Assignee, shall have been given to the Borrower and the Administrative Agent by such Lender and the Eligible Assignee;
(ii) such Lender and its Eligible Assignee shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance in the form of Exhibit D ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Lender has paid to the Administrative Agent a processing fee in the amount of $3,500.

        (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Eligible Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents. Upon the request of the assignee, the Borrower shall issue Notes to the Eligible Assignee. Upon the request of the assignor, if applicable, the Borrower shall issue a reduced Note to such assignor in exchange and replacement for its then existing Note.

        (c) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender dollar for dollar.

        (d) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this Section, to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitment, the Loans made by each Lender and the Notes evidencing such Loans, and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to this Section. Failure to make any recordation, or any error in such recordation, shall not affect the Borrower's or any other Obligor's Obligations in respect of such Loans or Notes. The entries in the Register shall be conclusive (provided that any failure to make any recordation or any error in such recordation shall be corrected by the Administrative Agent upon notice or discovery thereof), and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan and related Note is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto and the Notes evidencing such Loans may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans or the Notes evidencing such Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof. No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto or the Notes evidencing such Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

        (e) Any Lender may at any time, without the consent of any Person, sell to one or more commercial Lenders or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under any Loan Document and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, any Loan Document, except to the extent such amendment, consent or waiver would require the consent of the Originating Lender as an affected Lender as described in Section 11.1(a). In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.1, 4.3 and 11.5 as though it were also a Lender hereunder, but shall not be entitled to any greater amount than would be payable to the original Lender if no participation had been made and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Each Lender shall, as agent of the Borrower solely for the purpose of this Section, record in book entries maintained by such Lender the name and the amount of the participating interest of each Participant entitled to receive payments in respect of any participating interests sold pursuant to this Section.

        (f) Subject to Section 11.9, the Borrower authorizes each Lender to disclose to any Eligible Assignee or Participant (each, a "Transferee") and any prospective Transferee all financial information in such Lender's possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to such Transferee or prospective Transferee becoming a party to this Agreement; provided that neither the Administrative Agent nor any Lender shall provide to any Transferee or prospective Transferee any of the Confidential Information unless such person shall have previously executed a confidentiality agreement containing substantially similar terms to the terms specified in Section 11.9.

        (g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CAR ss. 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable Law.

        11.9. Confidentiality. Each Lender agrees to take precautions in accordance with its customary procedures for handling confidential information to maintain the confidentiality of all information identified in writing as "confidential" or "secret" by the Borrower and provided to it by or on behalf of the Borrower or any Subsidiary, or by the Administrative Agent on the Borrower's or such Subsidiary's behalf, under any Loan Document ("Confidential Information"), except to the extent such information (a) was or becomes generally available to the public other than as a result of disclosure by the Lender or (b) was or becomes available on a non-confidential basis from a source other than the Borrower (provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender); provided that any Lender may disclose such information (i) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such Authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable Law; (iv) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party;
(v) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (vi) to such Lender's independent auditors and other professional advisors who have been advised that such information is confidential pursuant to this Section; (vii) to any Participant or Assignee, actual or potential; provided that such Person shall have agreed to keep such information confidential to the same extent required of the Lenders hereunder; and (viii) to its Affiliates who have been advised that such information is confidential pursuant to this Section. Unless prohibited by applicable Law or court order, each Lender and the Administrative

Agent shall make all reasonable efforts to notify the Borrower of any request by any Governmental Authority (other than any request in connection with an examination of the financial condition of such Lender) for disclosure of Confidential Information prior to such disclosure; provided that in no event shall the Administrative Agent or any Lender be obligated to return any materials furnished by the Borrower or any of its Subsidiaries. This Section shall supersede any confidentiality letter or agreement with respect to the Borrower or the Facilities entered into prior to the date hereof.

        11.10. Set-off. In addition to any rights and remedies of the Lenders provided by Law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by Law, to set off and apply all deposits (general or special, time or demand, provisional or final, but not any deposits held in a custodial, trust or other fiduciary capacity) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against all Obligations then due and payable by the Borrower hereunder, now or hereafter existing, although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

        11.11. Notification of Addresses, Lending Offices, etc. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

        11.12. Counterparts, Effectiveness. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Administrative Agent and each Lender (or notice thereof satisfactory to the Administrative Agent), shall have been received by the Administrative Agent.

        11.13. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        11.14. No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, and the Administrative Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.



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

        11.15. Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

        11.16. Waiver of Jury Trial. THE BORROWER, THE LENDERS AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

        11.17. Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrower, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except that the matters contained in the sixth paragraph of the Commitment Letter (and the clarification of certain fees contained in the penultimate paragraph thereof) shall survive the execution and delivery of this Agreement and the Closing Date.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                                     FIDELITY NATIONAL FINANCIAL, INC.


                                     By:   /s/ ALAN L. STINSON
                                        ---------------------------------------
                                        Name:  Alan L. Stinson
                                        Title: Executive Vice President, Chief
                                               Financial Officer

                                     BANK OF AMERICA, N.A.,
                                       as the Administrative Agent


                                     By:   /s/ ELIZABETH W.F. BISHOP
                                        ---------------------------------------
                                        Name:  Elizabeth W.F. Bishop
                                        Title: Vice President

                                     CHASE SECURITIES INC.,
                                       as the Syndication Agent


                                     By:   /s/ ISOLDE G. O'HANLON
                                        ---------------------------------------
                                        Name:  Isolde G. O'Hanlon
                                        Title: Managing Director

                                     MORGAN STANLEY SENIOR FUNDING, INC.,
                                       as the Documentation Agent


                                     By:   /s/ T. MORGAN EDWARDS III
                                        ---------------------------------------
                                        Name:  T. Morgan Edwards III
                                        Title: Vice President

                                     PARIBAS,
                                       as the Co-Documentation Agent


                                     By:   /s/ CLARK C. KING, III
                                        ---------------------------------------
                                        Name:  Clark C. King, III
                                        Title: Managing Director

                                     LENDERS:


                                     BANCA COMMERCIALE ITALIANA - NEW
                                     YORK BRANCH


                                     By:    /s/ E. BERMANT
                                        ---------------------------------------
                                        Title: E. Bermant
                                               FVP/Deputy Manager


                                     By:    /s/ CHARLES DOUGHERTY
                                        ---------------------------------------
                                        Title:  Charles Dougherty
                                                VP

                                     BANCA DI ROMA - SAN FRANCISCO



                                     By:    /s/ RICHARD G. DIETZ
                                        ---------------------------------------
                                        Title:  Richard G. Dietz (97271)
                                                Vice President

                                     By:    /s/ FRANCESCO BAROLO
                                        ---------------------------------------
                                        Title:  Francesco Barolo (20538)
                                                Senior Vice President & Manager

                                     BANK OF MONTREAL


                                     By:   /s/ KANU MODI
                                        ---------------------------------------
                                        Title: Kanu Modi
                                               Director

                                     BANK ONE, NA (MAIN OFFICE CHICAGO)



                                     By:   /s/ THOMAS J. CONNALLY
                                        ---------------------------------------
                                        Title: First Vice President

                                     COMERICA BANK - CALIFORNIA


                                     By:   /s/ [ILLEGIBLE]
                                        ---------------------------------------
                                        Title: Vice President

                                     THE DAI-ICHI KANGYO BANK, LTD.


                                     By:   /s/ NELSON J. CHANG
                                        ---------------------------------------
                                        Title: Assistant Vice President

                                     FIRST BANK & TRUST


                                     By:   /s/ K.P. BALKRISHNA
                                        ---------------------------------------
                                        Title: K.P. "Bala" Balkrishna
                                               Executive Vice President

                                     FIRSTAR BANK, N.A.



                                     By:   /s/ JAMES SPREDEMANN
                                        ---------------------------------------
                                        Title: James Spredemann
                                               Vice President

                                     FIRST HAWAIIAN BANK



                                     By:   /s/ JEFFREY N. HIGASHI
                                        ---------------------------------------
                                        Title: Jeffrey N. Higashi
                                               Corporate Banking Officer

                                     FIRST UNION NATIONAL BANK



                                     By:  /s/ THOMAS L. STITCHBERRY
                                        ---------------------------------------
                                        Title: Thomas L. Stitchberry
                                               Senior Vice President

                                     FLEET NATIONAL BANK



                                     By:   /s/ ANTIMO F. BARBIERI
                                        ---------------------------------------
                                        Title: Antimo F. Barbieri
                                               Vice President

                                     IMPERIAL BANK, A CALIFORNIA BANKING
                                       CORPORATION


                                     By:   /s/ RAY VADAIMA
                                        ---------------------------------------
                                        Title: Ray Vadaima
                                               Senior Managing Director

                                     LASALLE BANK NATIONAL ASSOCIATION



                                     By:   /s/ JANET R. GATES
                                        ---------------------------------------
                                        Title: Senior Vice President

                                     MITSUBISHI TRUST & BANKING
                                       CORPORATION (U.S.A.)



                                     By:   /s/ GARY T. MACIAK
                                        ---------------------------------------
                                        Title: Gary T. Maciak
                                               First Vice President

                                     SANWA BANK CALIFORNIA



                                     By:   /s/ F. FRANK HERRERA
                                        ----------------------------------------
                                        Title: F. Frank Herrera
                                               Vice President

                                     THE SUMITOMO BANK, LIMITED


                                     By:   /s/ AL GALLUZZO
                                        ---------------------------------------
                                        Title: Al Galluzzo
                                               Senior Vice President

                                     UNION BANK OF CALIFORNIA, N.A.




                                     By:   /s/ JOE ARGABRITE
                                        ---------------------------------------
                                        Title: Joe Argabrite
                                               Vice President

                                     U.S. BANK NATIONAL ASSOCIATION



                                     By:   /s/ STEVEN T. WILLIAMS
                                        ---------------------------------------
                                        Title: Steven T. Williams
                                               Vice President

                                     WELLS FARGO BANK, N.A.



                                     By:   /s/ DAVID B. HOLLINGSWORTH
                                        ---------------------------------------
                                        Title: David B. Hollingsworth
                                               Vice President


                                     By:   /s/ MARK HABERECHT
                                        ---------------------------------------
                                        Title: Mark Haberecht
                                               Assistant Vice President

                                     WESTERN FINANCIAL BANK



                                     By:   /s/ ROBERT ROURKE
                                        ---------------------------------------
                                        Title: Vice President

                                     BANK OF AMERICA, N.A.



                                     By:   /s/ ELIZABETH W.F. BISHOP
                                        ---------------------------------------
                                        Title: Elizabeth W.F. Bishop
                                               Vice President

                                     CHASE MANHATTAN BANK



                                     By:   /s/ ELISABETH N. SCHWABE
                                        ---------------------------------------
                                        Title: Managing Director

                                     MORGAN STANLEY SENIOR FUNDING, INC.




                                     By:   /s/ T. MORGAN EDWARDS II
                                        ---------------------------------------
                                        Title: T. Morgan Edwards II
                                               Vice President

                                     PARIBAS




                                     By:   /s/ CLARK KING
                                        ---------------------------------------
                                        Title: Clark C. King, III
                                               Managing Director


                                     By:   /s/ MICHAEL COLIAS
                                        ---------------------------------------
                                        Title: Michael C. Colias
                                               Assistant Vice President

                                                                    SCHEDULE 2.1


                        COMMITMENTS AND TOTAL PERCENTAGES


                                       SHORT TERM
                                        REVOLVING             REVOLVING               TERM                   TOTAL
          LENDER                       COMMITMENT            COMMITMENT            COMMITMENT              PERCENTAGE
---------------------------            ----------            ----------            ----------              ----------
Bank of America, N.A                    9,375,000            23,437,500            42,187,500                9.375%
Chase Manhattan Bank                    9,375,000            23,437,500            42,187,500                9.375%
Morgan Stanley Senior                   3,125,000             7,812,500            14,062,500                3.125%
Funding, Inc.
Paribas                                 5,000,000            12,500,000            22,500,000                5.000%
Banca Commerciale Italiana              3,125,000             7,812,500            14,062,500                3.125%
- New York Branch
BANCA DI ROMA - San                     1,875,000             4,687,500             8,437,500                1.875%
Francisco
Bank of Montreal                        3,125,000             7,812,500            14,062,500                3.125%
Bank One, NA (Main                      3,125,000             7,812,500            14,062,500                3.125%
Office Chicago)
Comerica Bank - California              3,125,000             7,812,500            14,062,500                3.125%
The Dai-Ichi Kangyo Bank,               3,125,000             7,812,500            14,062,500                3.125%
Ltd.
First Bank & Trust                      3,125,000             7,812,500            14,062,500                3.125%
Firstar Bank, N.A                       5,000,000            12,500,000            22,500,000                5.000%
First Hawaiian Bank                     3,125,000             7,812,500            14,062,500                3.125%
First Union National Bank               3,125,000             7,812,500            14,062,500                3.125%
Fleet National Bank                     3,125,000             7,812,500            14,062,500                3.125%
Imperial Bank, a California             3,125,000             7,812,500            14,062,500                3.125%
Banking Corporation
LaSalle Bank National                   7,812,500            19,531,250            35,156,250                7.813%
Association
Mitsubishi Trust & Banking                625,000             1,562,500             2,812,500                0.625%
Corporation (U.S.A.)

                                        SHORT TERM
                                        REVOLVING               REVOLVING                 TERM                     TOTAL
          LENDER                        COMMITMENT              COMMITMENT              COMMITMENT               PERCENTAGE
-------------------------              ------------            ------------            ------------              ----------
Sanwa Bank California                     3,750,000               9,375,000              16,875,000                  3.750%
The Sumitomo Bank,                        3,125,000               7,812,500              14,062,500                  3.125%
Limited
Union Bank of California,                 5,000,000              12,500,000              22,500,000                  5.000%
N.A
U.S. Bank National                        7,812,500              19,531,250              35,156,250                  7.813%
Association
Wells Fargo Bank, N.A                     5,000,000              12,500,000              22,500,000                  5.000%
Western Financial Bank                    1,875,000               4,687,500               8,437,500                  1.875%
                                       ------------            ------------            ------------                --------
Total:                                 $100,000,000            $250,000,000            $450,000,000                100.000%

                                                                   SCHEDULE 11.2



                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES



Borrower's Notice Address:

Fidelity National Financial, Inc.
3916 State Street, Suite 300
Santa Barbara, CA 93105
Attn: Alan Stinson
         (Chief Financial Officer)
Tel: (805) 898-7153
Fax: (805) 898-7191


----------------------------------------------------------------------------------------------------------------------------------
      LENDER NAME                     DOMESTIC OFFICE                   LIBOR OFFICE                 NOTICE ADDRESS
----------------------------------------------------------------------------------------------------------------------------------
Bank of America, N.A.               231 S. LaSalle Street           231 S. LaSalle Street           231 S. LaSalle Street
                                    Chicago, IL 60697               Chicago, IL 60697               Chicago, IL 60697
                                    Attn: Elizabeth Bishop          Attn: Elizabeth Bishop          Attn: Elizabeth Bishop
                                    Tel: (312) 828-6550             Tel: (312) 828-6550             Tel: (312) 828-6550
                                    Fax: (312) 987-0889             Fax: (312) 987-0889             Fax: (312) 987-0889

Chase Manhattan Bank                270 Park Avenue                 270 Park Avenue                 270 Park Avenue
                                    20th Floor                      20th Floor                      20th Floor
                                    New York, NY 10017              New York, NY 10017              New York, NY 10017
                                    Attention: Elisabeth Schwabe    Attention: Elisabeth Schwabe    Attention: Elisabeth Schwabe
                                    Tel: (212) 270-4954             Tel: (212) 270-4954             Tel: (212) 270-4954
                                    Fax: (212) 270-1511             Fax: (212) 270-1511             Fax: (212) 270-1511


Morgan Stanley Senior Funding,      1221 Avenue of the Americas     1221 Avenue of the Americas     1221 Avenue of the Americas
Inc.                                35th Floor                      35th Floor                      35th Floor
                                    New York, NY 10020              New York, NY 10020              New York, NY 10020
                                    Attn: Morgan Edwards/           Attn: Morgan Edwards/           Attn: Morgan Edwards/
                                          Mark Cross                      Mark Cross                      Mark Cross
                                    Tel: (212) 762-5814/6755        Tel: (212) 762-5814/6755        Tel: (212) 762-5814/6755
                                    Fax: (212) 762-9181             Fax: (212) 762-9181             Fax: (212) 762-9181
Paribas                             227 West Monroe                 227 West Monroe                 227 West Monroe
                                    Suite 3300                      Suite 3300                      Suite 3300
                                    Chicago, IL 60606               Chicago, IL 60606               Chicago, IL 60606
                                    Attn: Michael Colias            Attn: Michael Colias            Attn: Forest Vaughn -
                                    Tel: (312) 853-6033             Tel: (312) 853-6033                   Loan Administration Dept.
                                    Fax: (312) 853-6020             Fax: (312) 853-6020             Tel: (312) 853-6032
                                                                                                    Fax: (312) 853-3087

Banca Commerciale Italiana -        One William Street              One William Street              One William Street
New York Branch                     New York, NY 10004              New York, NY 10004              New York, NY 10004
                                    Attn: Charles Dougherty         Attn: Charles Dougherty         Attn: Charles Dougherty
                                    Tel: (212) 607-3656             Tel: (212) 607-3656             Tel: (212) 607-3656
                                    Fax: (212) 809-2124             Fax: (212) 809-2124             Fax: (212) 809-2124

----------------------------------------------------------------------------------------------------------------------------------
      LENDER NAME                     DOMESTIC OFFICE                   LIBOR OFFICE                 NOTICE ADDRESS
----------------------------------------------------------------------------------------------------------------------------------
BANCA DI ROMA - San                 One Market, Steuart Tower,      One Market, Steuart Tower,      One Market, Steuart Tower,
Franciso                            Suite 1000                      Suite 1000                      Suite 1000
                                    San Francisco, CA 94105         San Francisco, CA 94105         San Francisco, CA 94105
                                    Attn: Thomas Woodruff           Attn: Thomas Woodruff           Attn: Cecilia Gin
                                    Tel: (415) 977-7306             Tel: (415) 977-7306             Tel: (415) 977-9721
                                    Fax: (415) 357-9869             Fax: (415) 357-9869             Fax: (415) 357-9869

Bank of Montreal                    115 S. LaSalle Street 12W       115 S. LaSalle Street 12W       115 S. LaSalle Street 12W
                                    Chicago, IL 60603               Chicago, IL 60603               Chicago, IL 60603
                                    Attn: Susan Hewett              Attn: Susan Hewett              Attn: Susan Hewett
                                    Tel: (312) 750-5903             Tel: (312) 750-5903             Tel: (312) 750-5903
                                    Fax: (312) 750-6057             Fax: (312) 750-6057             Fax: (312) 750-6057

Bank One, NA (Main Office           1 Bank One Plaza                1 Bank One Plaza                1 Bank One Plaza
Chicago)                            Mail Suite 0098                 Mail Suite 0098                 Mail Suite 0098
                                    Chicago, IL 60670               Chicago, IL 60670               Chicago, IL 60670
                                    Attn: Tom Connally              Attn: Tom Connally              Attn: Lynn Poszgay - Primary/
                                    Tel: (312) 732-3225             Tel: (312) 732-3225                   Jose Rodriguez - Backup
                                    Fax: (312) 732-6222             Fax: (312) 732-6222             Tel: (312) 732-6455/6982
                                                                                                    Fax: (312) 732-3852

Comerica Bank - California          333 W. Santa Clara Street       333 W. Santa Clara Street       611 Anton Boulevard
                                    2nd Floor                       2nd Floor                       2nd Floor
                                    San Jose, CA 95113              San Jose, CA 95113              Costa Mesa, CA 92626
                                    Attn: Fernando Loza             Attn: Fernando Loza             Attn: Karla Koykka
                                    Tel: (714) 435-3961             Tel: (714) 435-3961             Tel: (714) 435-3984
                                    Fax: (714) 435-3988             Fax: (714) 435-3988             Fax: (714) 435-3988

The Dai-Ichi Kangyo Bank, Ltd.      One World Trade Center          One World Trade Center          One World Trade Center
                                    Suite 4911                      Suite 4911                      Suite 4911
                                    New York, NY 10048              New York, NY 10048              New York, NY 10048
                                    Attn: Wendy Yuen                Attn: Wendy Yuen                Attn: Wendy Yuen
                                    Tel: (212) 432-6691             Tel: (212) 432-6691             Tel: (212) 432-6691
                                    Fax: (212) 524-0049             Fax: (212) 524-0049             Fax: (212) 524-0049

First Bank & Trust                  4301 MacArthur Boulevard        4301 MacArthur Boulevard        4301 MacArthur Boulevard
                                    Newport Beach, CA 92660         Newport Beach, CA 92660         Newport Beach, CA 92660
                                    Attn: K.P. Balkrishna           Attn: K.P. Balkrishna           Attn: K.P. Balkrishna
                                    Tel: (949) 475-6318             Tel: (949) 475-6318             Tel: (949) 475-6318
                                    Fax: (949) 476-8445             Fax: (949) 476-8445             Fax: (949) 476-8445

Firstar Bank, N.A.                  777 E. Wisconsin Avenue         777 E. Wisconsin Avenue         1850 Osborn Avenue
                                    Milwaukee, WI 53202             Milwaukee, WI 53202             Oshkosh, WI 54901
                                    Attn: John Franceschi           Attn: John Franceschi           Attn: Connie Sweeney
                                    Tel: (414) 765-5656             Tel: (414) 765-5656             Tel: (920) 426-7604
                                    Fax: (414) 765-5367             Fax: (414) 765-5367             Fax: (920) 426-7655

First Hawaiian Bank                 999 Bishop Street               999 Bishop Street               999 Bishop Street
                                    11th Floor                      11th Floor                      11th Floor
                                    Honolulu, HI 96813              Honolulu, HI 96813              Honolulu, HI 96813
                                    Attn: Charles Jenkins/          Attn: Charles Jenkins/          Attn: Charles Jenkins/
                                          Jeff Higashi                    Jeff Higashi                    Jeff Higashi
                                    Tel: (808) 525-6289/8781        Tel: (808) 525-6289/8781        Tel: (808) 525-6289/8781
                                    Fax: (808) 525-6372             Fax: (808) 525-6372             Fax: (808) 525-6372

----------------------------------------------------------------------------------------------------------------------------------
      LENDER NAME                     DOMESTIC OFFICE                   LIBOR OFFICE                 NOTICE ADDRESS
----------------------------------------------------------------------------------------------------------------------------------
First Union National Bank           301 S. College Street, TW-10    301 S. College Street, TW-10    201 S. College Street, CP-24
                                    Charlotte, NC 28288-0735        Charlotte, NC 28288-0735        Charlotte, NC 28288-1183
                                    Attn: Dan Norton                Attn: Dan Norton                Attn: Chanue Bynes
                                    Tel: (704) 374-4279             Tel: (704) 374-4279             Tel: (704) 715-1195
                                    Fax: (704) 383-7611             Fax: (704) 383-7611             Fax: (704) 383-7999

Fleet National Bank                 777 Main Street                 777 Main Street                 777 Main Street
                                    Hartford, CT 06115              Hartford, CT 06115              Hartford, CT 06115
                                    Attn: David Albanisi            Attn: David Albanisi            Attn: Laura McDonough
                                    Tel: (860) 986-7932             Tel: (860) 986-7932             Tel: (860) 986-5769
                                    Fax: (860) 986-1094             Fax: (860) 986-1094             Fax: (860) 986-1094

Imperial Bank, a California         9920 South La Cienega Blvd.     9920 South La Cienega Blvd.     9920 South La Cienega Blvd.
Banking Corporation                 Syndicated Finance Division     Syndicated Finance Division     Syndicated Finance Division
                                     (#2405)                         (#2405)                         (#2405)
                                    11th Floor                      11th Floor                      11th Floor
                                    Inglewood, CA 90301-4423        Inglewood, CA 90301-4423        Inglewood, CA 90301-4423
                                    Attn: Renee J. Faber            Attn: Renee J. Faber            Attn: Judy Varner
                                    Tel: (310) 417-5656             Tel: (310) 417-5656             Tel: (310) 417-5721
                                    Fax: (310) 417-5997             Fax: (310) 417-5997             Fax: (310) 417-5997

LaSalle Bank National               135 S. LaSalle Street           135 S. LaSalle Street           135 S. LaSalle Street
Association                         Chicago, IL 60603               Chicago, IL 60603               Chicago, IL 60603
                                    Attn: Janet Gates               Attn: Janet Gates               Attn: Genny Padilla
                                    Tel: (312) 904-4617             Tel: (312) 904-4617             Tel: (312) 904-8121
                                    Fax: (312) 904-6189             Fax: (312) 904-6189             Fax: (312) 904-6189

Mitsubishi Trust & Banking          520 Madison Avenue              520 Madison Avenue              520 Madison Avenue
Corporation (U.S.A.)                39th Floor                      39th Floor                      39th Floor
                                    New York, NY 10022              New York, NY 10022              New York, NY 10022
                                    Attn: Hemlata Shah              Attn: Hemlata Shah              Attn: Hemlata Shah
                                    Tel: (212) 891-8549             Tel: (212) 891-8549             Tel: (212) 891-8549
                                    Fax: (212) 935-3508             Fax: (212) 935-3508             Fax: (212) 935-3508

Sanwa Bank California               Los Angeles Commercial          Los Angeles Commercial          Los Angeles Commercial
                                    Banking Center                  Banking Center                  Banking Center
                                    601 South Figueroa Street       601 South Figueroa Street       601 South Figueroa Street
                                    Mail Sort W8-12                 Mail Sort W8-12                 Mail Sort W8-12
                                    Los Angeles, CA 90017           Los Angeles, CA 90017           Los Angeles, CA 90017
                                    Attn: Elania Gomez/             Attn: Elania Gomez/             Attn: Elania Gomez/
                                          Carole Seargeant                Carole Seargeant                Carole Seargeant
                                    Tel: (213) 896-7632/7652        Tel: (213) 896-7632/7652        Tel: (213) 896-7632/7652
                                    Fax: (213) 896-7090             Fax: (213) 896-7090             Fax: (213) 896-7090

The Sumitomo Bank, Limited          777 South Figueroa Street       777 South Figueroa Street       277 Park Avenue
                                    Suite 2600                      Suite 2600                      New York, NY 10172
                                    Los Angeles, CA 90017-5824      Los Angeles, CA 90017-5824      Attn: Robert Bocchicchio
                                    Attn: Stephen Mras              Attn: Stephen Mras              Tel: (212) 224-4061
                                    Tel: (213) 955-0825             Tel: (213) 955-0825             Fax: (212) 224-5192
                                    Fax: (213) 623-6832             Fax: (213) 623-6832

----------------------------------------------------------------------------------------------------------------------------------
      LENDER NAME                     DOMESTIC OFFICE                   LIBOR OFFICE                 NOTICE ADDRESS
----------------------------------------------------------------------------------------------------------------------------------
Union Bank of California, N.A.      Commercial Loan Operations      Commercial Loan Operations      Commercial Loan Operations
                                     (V03-120)                       (V03-120)                       (V03-120)
                                    1980 Saturn Street              1980 Saturn Street              1980 Saturn Street
                                    Monterey Park, CA 91755         Monterey Park, CA 91755         Monterey Park, CA 91755
                                    Attn: Ruby Gonzales             Attn: Ruby Gonzales             Attn: Ruby Gonzales
                                    Tel: (323) 720-7055             Tel: (323) 720-7055             Tel: (323) 720-7055
                                    Fax: (323) 720-2252             Fax: (323) 720-2252             Fax: (323) 720-2252

U.S. Bank National Association      555 S.W. Oak Street, PL4        555 S.W. Oak Street, PL4        555 S.W. Oak Street, PL4
                                    Portland, OR 97204              Portland, OR 97204              Portland, OR 97204
                                    Attn: Stephen T. Williams       Attn: Stephen T. Williams       Attn: Jan Knox
                                    Tel: (503) 275-5170             Tel: (503) 275-5170             Tel: (503) 275-6561
                                    Fax:(503) 275-5428              Fax: (503) 275-5428             Fax: (503) 275-4600

Wells Fargo Bank, N.A.              201 Third Street                201 Third Street                201 Third Street
                                    MAC A0187-081                   MAC A0187-081                   MAC A0187-081
                                    San Francisco, CA 94103         San Francisco, CA 94103         San Francisco, CA 94103
                                    Attn: Sue Silver                Attn: Sue Silver                Attn: Sue Silver
                                    Tel: (415) 477-5374             Tel: (415) 477-5374             Tel: (415) 477-5374
                                    Fax: (415) 512-1943             Fax: (415) 512-1943             Fax: (415) 512-1943

Western Financial Bank              15750 Alton Parkway             15750 Alton Parkway             15750 Alton Parkway
                                    Irvine, CA 92618                Irvine, CA 92618                Irvine, CA 92618
                                    Attn: Elaine Marshall           Attn: Elaine Marshall           Attn: Elaine Marshall
                                    Tel: (949) 754-7057             Tel: (949) 754-7057             Tel: (949) 754-7057
                                    Fax: (949) 754-4813             Fax: (949) 754-4813             Fax: (949) 754-4813